UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Carolina Power & Light Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Carolina Power & Light Company
410 S. Wilmington Street
Raleigh, NC 27601-1849

April 4, 2007

Dear Shareholder:

I am pleased to invite you to attend the 2007 Annual Meeting of the Shareholders of Carolina Power & Light Company. The meeting will be held at 10 a.m. on May 9, 2007, in the Mahaffey Theater at the Progress Energy Center for the Arts, 400 First Street South, St. Petersburg, Florida.

As described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, the matters scheduled to be acted upon at the meeting for Carolina Power & Light Company are the election of directors and the ratification of the selection of the independent registered public accounting firm for Carolina Power & Light Company.

Regardless of the size of your holdings, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE OR VOTE BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. Voting by any of these methods will ensure that your vote is counted at the Annual Meeting if you do not attend in person.

I am delighted that you have chosen to invest in Carolina Power & Light Company and look forward to seeing you at the meeting. On behalf of the management and Directors of Carolina Power & Light Company, thank you for your continued support and confidence in 2007.

Sincerely,

Robert B. McGehee
Chairman of the Board

VOTING YOUR PROXY IS IMPORTANT

Your vote is important. Please promptly SIGN, DATE and RETURN the enclosed proxy card or VOTE BY TELEPHONE in accordance with the instructions on the enclosed proxy card so that as many shares as possible will be represented at the Annual Meeting.

A self-addressed envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

CAROLINA POWER & LIGHT COMPANY

410 S. Wilmington Street
Raleigh, North Carolina 27601-1849

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON

MAY 9, 2007

The Annual Meeting of the Shareholders of Carolina Power & Light Company (the “Company”) will be held at 10 a.m. on May 9, 2007, in the Mahaffey Theater at the Progress Energy Center for the Arts, 400 First Street South, St. Petersburg, Florida. The meeting will be held in order to:

(1)         Elect one (1) Class II director of the Company to serve a two-year term; and four (4) Class III directors of the Company to serve three-year terms.

(2)         Ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company.

(3)         Transact any other business as may properly be brought before the meeting.

All holders of the Company’s $5 Preferred Stock, Serial Preferred Stock and Common Stock of record at the close of business on March 2, 2007, are entitled to attend the meeting and to vote. The stock transfer books will remain open.

By order of the Board of Directors

JOHN R. MCARTHUR
Senior Vice President and Secretary
Raleigh, North Carolina
April 4, 2007

PROXY STATEMENT

i

CAROLINA POWER & LIGHT COMPANY
410 S. Wilmington Street
Raleigh, North Carolina 27601-1849

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (at times referred to as the “Board”) of proxies to be used at the Annual Meeting of Shareholders. That meeting will be held at 10 a.m. on May 9, 2007, in the Mahaffey Theater at the Progress Energy Center for the Arts, 400 First Street South, St. Petersburg, Florida. (For directions to the meeting location, please see the map included at the end of this Proxy Statement.) Throughout this Proxy Statement, Carolina Power & Light Company is at times referred to as “we,” “our” or “us.”  This Proxy Statement and form of proxy were first sent to shareholders on or about April 4, 2007.

An audio Webcast of the Annual Meeting of Shareholders will be available online in Windows Media Player format at www.progress-energy.com/investor. The Webcast will be archived on the site.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2006, including financial statements and schedules, are available upon written request, without charge, to the persons whose proxies are solicited. Any exhibit to the Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to Mr. Thomas R. Sullivan, Treasurer, P.O. Box 1551, Raleigh, N.C. 27602. Our Form 10-K is also available through the Securities and Exchange Commission’s (the “SEC”) Web site at www.sec.gov or through our Web site at www.progress-energy.com. The contents of these Web sites are not, and shall not be deemed to be, a part of this proxy statement or proxy solicitation materials.

The SEC delivery rules can be satisfied by delivering a single proxy statement and annual report to shareholders to an address shared by two or more of our shareholders. This delivery method is referred to as householding. A single copy of the annual report and of the proxy statement will be sent to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders.

If you prefer to receive a separate copy of the proxy statement or the annual report, please write to Shareholder Relations, P.O. Box 1551, Raleigh, N.C. 27602 or telephone our Shareholder Relations Section at 919-546-3014, and we will promptly send you separate copies. If you are currently receiving multiple copies of the proxy statement or the annual report at your address and would prefer that a single copy of each be delivered there, you may contact us at the address or telephone number provided in this paragraph.

PROXIES

The accompanying proxy is solicited by our Board of Directors and, we will bear the entire cost of solicitation. We expect to solicit proxies primarily by mail. Proxies may also be solicited by telephone, e-mail or other electronic media or personally by our and our subsidiaries officers and employees, who will not be specially compensated for such services.

You may vote shares either in person or by duly authorized proxy. In addition, you may vote your shares by telephone by following the instructions provided on the enclosed proxy card. The telephone voting facilities for shareholders of record will close at 12:01 a.m. E.D.T. on the morning of the meeting. Any shareholder who has executed a proxy and attends the meeting may elect to vote in person rather than by proxy. You may revoke any proxy given by you in response to this solicitation at any time before the proxy is exercised by (i) delivering a written notice of revocation, (ii) timely filing with our Secretary, a subsequently dated, properly executed proxy or (iii) attending the Annual Meeting and electing to vote in person. Your attendance at the Annual Meeting, by itself, will not constitute a revocation of a proxy. If you vote by telephone, you may also revoke your vote by any of the three methods noted above, or you may change your vote by voting again by telephone. If you decide to vote by completing and mailing the enclosed proxy card, you should retain a copy of certain identifying information found on the proxy card in the event that you decide later to change or revoke your proxy. You should address any written notices of proxy revocation to: Progress Energy, Inc., P.O. Box 1551, Raleigh, N.C. 27602, Attention: Secretary.

All shares represented by effective proxies received by the Company at or before the Annual Meeting, and not revoked before they are exercised, will be voted in the manner specified therein. Executed proxies that do not contain voting instructions will be voted “FOR” the election of all Directors as set forth in this Proxy Statement; and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, as set forth in this Proxy Statement. Proxies will be voted at the discretion of the named proxies on any other business properly brought before the meeting.

Special Note for Shares Held in “Street Name”

If your shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”), you will receive directions from your nominee that you must follow in order to have your shares voted. “Street name” shareholders who wish to vote in person at the meeting will need to obtain a special proxy form from the brokerage firm, bank or other nominee that holds their shares of record. You should contact your brokerage firm, bank or other bank nominee for details regarding how you may obtain this special proxy form.

If your shares are held in “street name” and you do not give instructions as to how you want your shares voted (a “non-vote”), the brokerage firm, bank or other nominee who holds the Company’s shares on your behalf may, in certain circumstances, vote the shares at its discretion. However, such brokerage firm, bank or other nominee is not required to vote your shares and therefore these unvoted shares would be counted as “broker non-votes.”

With respect to “routine” matters, such as the election of Directors and ratification of the selection of the independent registered public accounting firm, a brokerage firm, bank or other nominee has authority (but is not required) under the rules governing self-regulatory organizations (the “SRO rules”), including the New York Stock Exchange (“NYSE”), to vote its clients’ shares if the clients do not provide instructions. When a brokerage firm, bank or other nominee votes its clients’ securities on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted “FOR”, or “AGAINST” such routine matters.

With respect to “non-routine” matters, a brokerage firm, bank or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not provide instructions. The brokerage firm or other nominee will so note on the vote card, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of shares voted “FOR”, “AGAINST” or “ABSTAINING” from such non-routine matters.

Accordingly, if you do not vote your proxy, your brokerage firm, bank or other nominee may either: (i) vote your shares on routine matters and cast a “broker non-vote” on non-routine matters, or (ii) leave your shares unvoted altogether.

At the 2007 Annual Meeting of Shareholders, no non-routine matters are expected to be presented for a vote. Therefore, we encourage you to provide instructions to your brokerage firm or other nominee by voting your proxy. This action ensures that your shares and voting preferences will be fully represented at the meeting.

VOTING SECURITIES

Our Directors have fixed March 2, 2007, as the record date for shareholders entitled to vote at the Annual Meeting. Only holders of our $5 Preferred Stock, Serial Preferred Stock and Common Stock (collectively referred to as “shares”) of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Each share is entitled to one vote. As of March 2, 2007, there were outstanding 236,997 shares of $5 Preferred Stock, 349,850 shares of Serial Preferred Stock and 159,608,055 shares of Common Stock. Progress Energy, Inc. (“Progress Energy” or the “Parent”) owns all outstanding shares of our Common Stock.

Consistent with state law and our By-Laws, the presence, in person or by proxy, of holders of at least a majority of the total number of shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set in connection with any adjournment. Shares held of record by shareholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present.

Pursuant to the provisions of the North Carolina Business Corporation Act, Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote. Accordingly, assuming a quorum is present, the nominee(s) receiving the highest number of “FOR” votes within each class of Directors for which nominees are proposed will be elected. Withheld votes or shares held in “street name” that are not voted in the election of Directors will not be included in determining the number of votes cast.

Approval of the proposal to ratify the selection of our independent registered public accounting firm, and other matters to be presented at the Annual Meeting, if any, generally will require the affirmative vote of a majority of votes actually cast by holders of Shares entitled to vote. With respect to matters requiring a majority vote, assuming a quorum is present, the number of “FOR” votes cast at the meeting for this proposal must exceed the number of “AGAINST” votes cast at the meeting in order for this proposal to be approved. Abstentions from voting and broker non-votes will not count as votes cast and will not have the effect of a “negative” vote with respect to any such matters.

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2007. A copy of this quarterly report may be obtained without charge by any of the means outlined above for obtaining a copy of our Annual Report on Form 10-K.

PROPOSAL 1—ELECTION OF DIRECTORS

Based on the report of the Corporate Governance Committee (see page 14), the Board of Directors nominates the following nominee to serve as Director in Class II with his term expiring in 2009 and until his successor is elected and qualified: Robert W. Jones. The Board of Directors also nominates the following four nominees to serve as Directors in Class III with terms expiring in 2010 and until their respective successors are elected and qualified: Harris E. DeLoach, Jr., Robert B. McGehee, E. Marie McKee and Alfred C. Tollison, Jr.

There are no family relationships among any of the nominees for Director or among any nominee and any Director or officer of the Company or its subsidiaries, and there is no arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected.

The election of Directors will be determined by a plurality of the votes cast at the Annual Meeting at which a quorum is present. Shareholders do not have cumulative voting rights in connection with the election of Directors. This means that the nominee(s) receiving the highest number of “FOR” votes within each of Class II and III will be elected as a director(s) in their respective classes. Abstentions and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect Directors.

Valid proxies received pursuant to this solicitation will be voted in the manner specified. Where specifications are not made, the shares represented by the accompanying proxy will be voted “FOR” the election of each of the five (5) nominees. Votes (other than abstentions) will be cast pursuant to the accompanying proxy for the election of the nominees listed above unless, by reason of death or other unexpected occurrence, one or more of such nominees shall not be available for election, in which event it is intended that such votes will be cast for such substitute nominee or nominees as may be determined by the persons named in such proxy. The Board of Directors has no reason to believe that any of the nominees listed above will not be available for election as a Director.

The names of the five nominees for election to the Board of Directors and of the Continuing Directors, along with their ages, principal occupations or employment for the past five years, and current directorships of public companies, are set forth below. No information is included regarding Edwin B. Borden, W. D. Frederick, Jr. and Jean Giles Wittner, who will reach the mandatory retirement age for non-employee Board members this year, and thus will retire from the Board at the Annual Meeting of Shareholders on May 9, 2007. No decision has been made regarding which nominees will replace Ms. Wittner and Messrs. Borden and Frederick on the various Board committees on which they currently serve. Alfred C. Tollison, Jr., who was elected by the Board on July 12, 2006, is a director standing for election to the Board for the first time. Robert W. Jones is also standing for election to the Board for the first time. Messrs. Robert W. Jones and Alfred C. Tollison, Jr. were both recommended to the Corporate Governance Committee by Mr. McGehee, who is Chairman and CEO of Progress Energy. The Company is a direct subsidiary of Progress Energy and a sister company of Florida Progress Corporation (FPC), both of which are noted in the descriptions below. Information concerning the number of shares of Progress Energy’s Common Stock beneficially owned, directly or indirectly, by all current Directors appears on page 8 of this Proxy Statement.

The Board of Directors recommends a vote “FOR” each nominee for Director.

Nominees for Election—Class II

(Term expiring in 2009)

ROBERT W. JONES, age 56, is a Senior Advisor of Morgan Stanley, a global provider of financial services to companies, governments and investors. Mr. Jones has held various positions with Morgan Stanley since 1974, most recently serving as Managing Director and Vice Chairman of Investment Banking. He also has been nominated to serve as a Director of Progress Energy and FPC.

Nominees for Election—Class III
(Terms expiring in 2010)

HARRIS E. DELOACH, JR., age 62, is Chairman, President and Chief Executive Officer of Sonoco Products Company, a manufacturer of paperboard and paper and plastics packaging products. He previously served as President and CEO of Sonoco Products Company (from July 2000 to April 2005). Mr. DeLoach has served as a Director of the Company since 2006 and also serves as a Director of Progress Energy and FPC. He also serves as a director of Sonoco Products Company and Goodrich Corporation. Mr. DeLoach is a member of the Board’s Operations and Nuclear Oversight Committee and the Organization and Compensation Committee.

ROBERT B. MCGEHEE, age 64, is Chairman and Chief Executive Officer of the Company, and has served in those positions since 2004. Mr. McGehee joined PEC in 1997 as Senior Vice President and General Counsel. Since that time, he has held several senior management positions of increasing responsibility within the Company. Most recently, Mr. McGehee served as President and Chief Operating Officer of the Company, having responsibility for the day-to-day operations of both the Company’s regulated and nonregulated businesses. Prior to that, Mr. McGehee served as President and Chief Executive Officer of Progress Energy Service Company, LLC. He has served as a Director of the Company since 2004 and also serves as a Director of Progress Energy and FPC. Mr. McGehee is Chairman of the Executive Committee of the Board.

E. MARIE MCKEE, age 56, is Senior Vice President of Corning Incorporated, manufacturer of components for high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. She also serves as President and Chief Executive Officer of Steuben Glass. She has served as a Director of the Company and its predecessors since 1999 and also serves as a Director of Progress Energy and FPC. Ms. McKee is Chair of the Board’s Organization and Compensation Committee and a member of the Executive Committee, the Corporate Governance Committee and the Operations and Nuclear Oversight Committee.

ALFRED C. TOLLISON, JR., age 64, is retired Chairman and Chief Executive Officer of the Institute of Nuclear Power Operations, a nuclear industry-sponsored nonprofit organization. He has served as a Director of the Company since 2006 and also serves as a Director of Progress Energy and FPC. Mr. Tollison is a member of the Board’s Audit and Corporate Performance Committee and the Operations and Nuclear Oversight Committee. He also serves as the Nuclear Oversight Director.

Directors Continuing in Office—Class I
(Terms Expiring in 2008)

W. STEVEN JONES, age 55, is Dean and Professor of Management of UNC Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. He is a former CEO and Managing Director of Suncorp-Metway, Ltd. in Brisbane, Queensland, Australia, which provides banking, insurance and investing services. He has served as a Director of the Company since 2005 and also serves as a Director of Progress Energy, FPC and Bank of America. Mr. Jones is a member of the Board’s Finance Committee and the Organization and Compensation Committee.

JOHN H. MULLIN, III, age 65, is Chairman of Ridgeway Farm, LLC, a limited liability company engaged in farming and timber management. He is a former Managing Director of Dillon, Read & Co. (investment bankers). He has served as a Director of the Company and its predecessors since 1999 and also serves as a Director of Progress Energy, FPC, Hess Corporation and Sonoco Products Company. Mr. Mullin is the Lead Director and Chair of the Board’s Corporate Governance Committee. He is a member of the Board’s Executive Committee, the Finance Committee and the Organization and Compensation Committee.

CARLOS A. SALADRIGAS, age 58, is Chairman of Premier American Bank in Miami, Florida. In 2002, he retired as Chief Executive Officer of ADP TotalSource (previously The Vincam Group, Inc.), a Miami-based human resources outsourcing company that provides services to small and mid-sized businesses. He has served as a Director of the Company since 2001 and also serves as a Director of Progress Energy, FPC and Advance Auto Parts, Inc. Mr. Saladrigas is a member of the Board’s Audit and Corporate Performance Committee and the Finance Committee.

THERESA M. STONE, age 62, is Executive Vice President and Treasurer of the Massachusetts Institute of Technology Corporation (since February 2007). She previously served as Executive Vice President and Chief Financial Officer of Jefferson-Pilot Financial (from November 2001 to March 2006). She also served as President of Lincoln Financial Media Company (formerly known as Jefferson-Pilot Communications Company) from July 1997 to May 2006. She has served as a Director of the Company since 2005 and also serves as a Director of Progress Energy and FPC. Ms. Stone is a member of the Board’s Audit and Corporate Performance Committee and the Finance Committee.

Directors Continuing in Office—Class II
(Terms Expiring in 2009)

JAMES E. BOSTIC, JR., age 59, is Managing Director of HEP Associates, a business consulting firm. He was formerly Executive Vice President of Georgia-Pacific Corporation, a manufacturer and distributor of tissue, paper, packaging, building products, pulp and related chemicals. He has served as a Director of the Company since 2002 and also serves as a Director of Progress Energy and FPC. Mr. Bostic is a member of the Board’s Audit and Corporate Performance Committee and the Operations and Nuclear Oversight Committee.

DAVID L. BURNER, age 67, is retired Chairman and Chief Executive Officer of Goodrich Corporation, a provider of aerospace components, systems and services. He has served as a Director of the Company and its predecessors since 1999 and also serves as a Director of Progress Energy, FPC and Briggs & Stratton Corporation. Mr. Burner is Chair of the Board’s Finance Committee and a member of the Executive Committee, the Corporate Governance Committee and the Organization and Compensation Committee.

RICHARD L. DAUGHERTY, age 71, was formerly Executive Director of NCSU Research Corporation, a development corporation of the Centennial Campus of North Carolina State University. He previously served as Vice President of IBM PC Company and Senior State Executive of IBM Corp. He has served as a Director of the Company and its predecessors since 1992 and also serves as a Director of Progress Energy, FPC and Winston Hotels, Inc. Mr. Daugherty is Chair of the Board’s Audit and Corporate Performance Committee and is a member of the Executive Committee, the Finance Committee and the Corporate Governance Committee.

PRINCIPAL SHAREHOLDERS

The table below sets forth the only shareholder we know to beneficially own more than 5 percent of the outstanding shares of our Common Stock as of December 31, 2006. We do not know of any shareholder that owned more than 5% of any class of our other voting securities as of December 31, 2006.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Common Stock	Progress Energy, Inc.	159,608,055	100
	410 S. Wilmington Street
	Raleigh, NC 27601-1849

MANAGEMENT OWNERSHIP OF COMMON STOCK

None of our Directors or Officers owns any of the Company’s Common or Preferred Stock.

The following table describes the beneficial ownership of the Common Stock of Progress Energy and ownership of Common Stock units as of February 28, 2007, of (i) all current Directors and nominees for Director, (ii) each executive officer named in the Summary Compensation Table presented later in this proxy statement and (iii) all Directors and nominees for Director and executive officers as a group. A unit of Common Stock does not represent an equity interest in Progress Energy and possesses no voting rights, but is equal in economic value at all times to one share of Common Stock. As of February 28, 2007, none of the individuals or the group in the above categories owned one percent (1%) or more of Progress Energy’s voting securities. Unless otherwise noted, all shares of Progress Energy Common Stock set forth in the table are beneficially owned, directly or indirectly, with sole voting and investment power, by such shareholder.

Name	Number of Shares of Common Stock Beneficially Owned		Units Representing Shares of Common Stock[1,2,3,4,5,6]
Edwin B. Borden*	12,979	[7]	53,724	[8]
James E. Bostic, Jr.	5,771	[7]	10,829	[8]
David L. Burner	7,000	[7]	17,674	[8]
Richard L. Daugherty	7,311	[7]	43,241	[8]
Fred N. Day IV	148,224	[9]	44,305	[10]
Harris E. DeLoach, Jr.	5,000		2,916	[8]
W. D. Frederick, Jr.*	7,000	[7]	19,915	[8]
Clayton S. Hinnant	150,822	[9]	52,952	[11]
William D. Johnson	251,536	[9]	73,767	[12]
Robert W. Jones	0	[13]	0	[13]
W. Steven Jones	1,000		6,057	[8]
John R. McArthur	66,105	[9]	22,495	[14]
Robert B. McGehee	446,274	[7]	176,011	[15]
E. Marie McKee	7,500	[7]	24,667	[8]
John H. Mullin, III	10,000	[7,16]	21,518	[8]
Carlos A. Saladrigas	10,600	[7]	8,984	[8]
Peter M. Scott III	238,167	[9]	62,031	[17]
Theresa M. Stone	1,000		6,121	[8]
Alfred C. Tollison, Jr.	1,000		2,711	[8]
Jean Giles Wittner*	9,000	[7]	18,832	[8]
Shares of Common Stock and Units beneficially owned by all Directors and executive officers of the Company as a group (24 persons)	1,486,616	[18]	761,178

*Retiring from the Board at the Annual Shareholders’ Meeting on May 9, 2007.

1Includes units representing Progress Energy’s Common Stock under Progress Energy’s Directors’ Deferred Compensation Plan and the Non-Employee Director Stock Unit Plan (see “Directors’ Compensation” on page 63).

2Includes accumulated replacement units representing Progress Energy’s Common Stock under the Progress Energy Management Deferred Compensation Plan.

3Includes performance units under Progress Energy’s Long-Term Compensation Program.

4Includes performance shares awarded under the Performance Share Sub-Plan of the 1997 and 2002 Progress Energy Equity Incentive Plans (see “Outstanding Equity Awards at Fiscal Year End Table” on page 47).

5Includes replacement units to replace the value of Progress Energy’s contributions to the 401(k) Savings & Stock Ownership Plan that would have been made but for the deferral of salary under the Progress Energy Management Deferred Compensation Plan and contribution limitations under Section 415 of the Internal Revenue Code of 1986, as amended.

6Includes performance units recorded to reflect awards deferred under the Progress Energy Management Incentive Compensation Plan.

7Includes shares of Restricted Stock currently held by Mr. McGehee as an officer of Progress Energy, shares of Progress Energy’s Common Stock each director has the right to acquire beneficial ownership of within 60 days through the exercise of certain stock options, and, where indicated, shares over which the director shares voting and investment powers with a family member and has not disclaimed beneficial ownership. Includes as follows:

Director	Stock Options	Shared Powers/Beneficial Ownership Not Disclaimed	Restricted Stock
Edwin B. Borden	6,000	—
James E. Bostic, Jr.	4,000	—
David L. Burner	6,000	—
Richard L. Daugherty	6,000	—
W. D. Frederick, Jr.	6,000	—
Robert B. McGehee	255,200	—	149,934
E. Marie McKee	6,000	—
John H. Mullin, III	6,000	—
Carlos A. Saladrigas	6,000	—
Jean Giles Wittner	6,000	1,000

8Consists of units representing Common Stock of Progress Energy under the Progress Energy Non-Employee Director Deferred Compensation Plan and units under the Progress Energy Non-Employee Director Stock Unit Plan as follows:

Director	Directors’ Deferred Compensation Plan	Non-Employee Director Stock Unit Plan
Edwin B. Borden	41,105	12,619
James E. Bostic, Jr.	6,240	4,589
David L. Burner	10,690	6,984
Richard L. Daugherty	32,901	10,340
Harris E. DeLoach, Jr.	1,701	1,215
W. D. Frederick, Jr.	12,931	6,984
W. Steven Jones	3,558	2,499
E. Marie McKee	17,683	6,984
John H. Mullin, III	14,118	7,400
Carlos A. Saladrigas	3,561	5,423
Theresa M. Stone	3,622	2,499
Alfred C. Tollison, Jr.	1,496	1,215
Jean Giles Wittner	11,848	6,984

9Includes shares of Restricted Stock currently held, and shares of Progress Energy Common Stock such officer has the right to acquire beneficial ownership of within 60 days through the exercise of certain stock options as follows:

Officer	Restricted Stock	Stock Options
Fred N. Day IV	24,167	117,000
Clayton S. Hinnant	24,167	106,100
William D. Johnson	60,934	149,000
John R. McArthur	19,834	36,800
Peter M. Scott III	69,634	140,500

10Consists of (i) 1,212 performance units recorded to reflect awards deferred under the Progress Energy Management Incentive Compensation Plan, (ii) 42,539 performance shares awarded under the Performance Share Sub-Plan of the 1997 and 2002 Progress Energy Equity Incentive Plans, and (iii) 554 replacement units under the Progress Energy Management Deferred Compensation Plan.

11Consists of (i) 1,598 performance units under Progress Energy’s Long-Term Compensation Program, (ii) 4,591 performance units recorded to reflect awards deferred under the Progress Energy Management Incentive Compensation Plan, (iii) 45,564 performance shares awarded under the Progress Energy Performance Share Sub-Plan of the 1997 and 2002 Progress Energy Equity Incentive Plans, and (iv) 1,199 replacement units under the Progress Energy Management Deferred Compensation Plan.

12Consists of (i) 1,433 performance units recorded to reflect awards deferred under the Progress Energy Management Incentive Compensation Program, (ii) 71,447 shares awarded under the Performance Share Sub-Plan of the 1997 and 2002 Progress Energy Equity Incentive Plans, and (iii) 887 replacement units under the Progress Energy Management Deferred Compensation Plan.

13Mr. Robert W. Jones is standing for election to the Board for the first time.

14Consists of 22,495 performance shares awarded under the Performance Share Sub-Plan of the 1997 and 2002 Progress Energy Equity Incentive Plans.

15Consists of (i) 2,756 performance units recorded to reflect awards deferred under the Progress Energy Management Incentive Compensation Program, (ii) 171,413 performance shares awarded under the Performance Share Sub-Plan of the 1997 and 2002 Progress Energy Equity Incentive Plans, and (iii) 1,842 replacement units under the Progress Energy Management Deferred Compensation Plan.

16Mr. Mullin has a line of credit with Merrill Lynch for which he has pledged as collateral 4,000 shares of Progress Energy Common Stock that he owns. No amount is currently outstanding under the line of credit.

17Consists of 61,236 performance shares awarded under the Performance Share Sub-Plan of the 1997 and 2002 Progress Energy Equity Incentive Plans, and 795 replacement units under the Progress Energy Management Deferred Compensation Plan.

18Includes shares each group member (shares in the aggregate) has the right to acquire beneficial ownership of within 60 days through the exercise of certain stock options.

TRANSACTIONS WITH RELATED PERSONS

There were no transactions in 2006 and there are no currently proposed transactions involving more than $120,000 in which the Company or any of its subsidiaries was or is to be a participant and in which any of the Company’s directors, executive officers, nominees for director or any of their immediate family members had a direct or indirect material interest.

Our Parent’s Board of Directors has adopted policies and procedures for the review, approval or ratification of Related Person Transactions under Item 404(a) of Regulation S-K (the “Policy”), which is attached to this Proxy Statement as Exhibit A. Progress Energy’s Board has determined that its Corporate Governance Committee is best suited to review and approve Related Person Transactions because that Committee oversees the Board of Directors’ assessment of our Directors’ independence. (The composition of our Board is identical to that of Progress Energy’s Board.) Progress Energy’s Governance Committee will review and may recommend to the Board amendments to the Policy from time to time.

For the purposes of the Policy, a “Related Person Transaction” is a transaction, arrangement or relationship, including any indebtedness or guarantee of indebtedness, (or any series of similar transactions, arrangements or relationships), in which we (including any of our subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.  The term “Related Person” is defined under the Policy to include our directors, executive officers, nominees to become directors and any of their immediate family members.

Progress Energy’s general policy is to avoid Related Person Transactions. Nevertheless, Progress Energy recognizes that there are situations where Related Person Transactions might be in, or might not be inconsistent with, our best interests and those of our shareholders. These situations could include (but are not limited to) situations where we might obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of their holdings and transactions in our securities with the SEC and the New York Stock Exchange. Based on our records and other information, we believe that all Section 16(a) filing requirements applicable to our Directors and executive officers with respect to the Company’s 2006 fiscal year were met except as follows:  Lloyd M. Yates, Sr. Vice President of PEC, inadvertently failed to file on a timely basis five Forms 4 over the period from January 13, 2006 to March 10, 2006, with respect to five transactions involving biweekly acquisitions of stock units made pursuant to Progress Energy’s Management Deferred Compensation Plan. A Form 4 reporting four of the transactions was filed on March 16, 2006 and amended on March 28, 2006. A Form 4 reporting one of the transactions was filed on March 28, 2006. Jeffrey M. Stone, our Controller, inadvertently failed to file on a timely basis a Form 4 with respect to a grant of performance units he received on March 14, 2006 under the Progress Energy Performance Share Sub-Plan of the 2002 Equity Incentive Plan. A Form 4 reporting the transaction was filed on April 19, 2006.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

The Board of Directors operates pursuant to an established set of written Corporate Governance Guidelines (the “Governance Guidelines”) that set forth our Parent’s corporate governance philosophy and the governance policies and practices our Parent implemented in support of that philosophy. The three core governance principles the Board embraces are integrity, accountability and independence.

The Governance Guidelines describe Board membership criteria, the Board selection and orientation process and Board leadership. The Governance Guidelines require that a minimum of 80 percent of the Board’s members be independent and that the membership of each Board Committee, except the Executive Committee, consist solely of independent directors. Directors who are not full-time employees of the Company must retire from the Board at age 73. Directors whose job responsibilities or other factors relating to their selection to the Board change materially after their election are required to submit a letter of resignation to the Board. The Board will have an opportunity to review the continued appropriateness of the individual’s Board membership and the Corporate Governance Committee will make the initial recommendation as to the individual’s continued Board membership. The Governance Guidelines also describe the stock ownership guidelines that are applicable to Board members and prohibit compensation to Board members other than directors’ fees and retainers.

The Guidelines provide that the Organization and Compensation Committee of the Board will evaluate the performance of the Chief Executive Officer on an annual basis, using objective criteria, and will communicate the results of its evaluation to the full Board. The Governance Guidelines also provide that the Corporate Governance Committee is responsible for conducting an annual assessment of the performance and effectiveness of the Board, and its standing committees, and reporting the results of each assessment to the full Board annually.

The Governance Guidelines provide that Board members have complete access to our management, and can retain, at our expense, independent advisors or consultants to assist the Board in fulfilling its responsibilities, as it deems necessary. The Guidelines also state that it is the Board’s policy that the non-management directors meet in executive session on a regularly scheduled basis. Those sessions are chaired by the Lead Director, John H. Mullin, III, who is also Chairman of the Corporate Governance Committee. He can be contacted by writing to John H. Mullin, III, Lead Director, Progress Energy Board of Directors, c/o John R. McArthur, Senior Vice President, General Counsel and Secretary, P.O. Box 1551, Raleigh, N.C. 27602-1551. We screen mail addressed to Mr. Mullin for security purposes and to ensure that it relates to discrete business matters that are relevant to the Company. Mail addressed to Mr. Mullin that satisfies these screening criteria will be forwarded to him.

In keeping with the Board’s commitment to sound corporate governance, Progress Energy has adopted a comprehensive written Code of Ethics that incorporates and effective reporting and enforcement mechanism. The Code of Ethics is applicable to all of Progress Energy’s employees, including our Chief Executive, Chief Financial Officer and Controller. The Board has adopted Progress Energy’s Code of Ethics as its own standard. Board members, our officers and our employees certify their compliance with Progress Energy’s Code of Ethics on an annual basis.

Progress Energy’s Corporate Governance Guidelines and Code of Ethics are posted on Progress Energy’s Internet Web site, and can be accessed at www.progress-energy.com under the Investors section. This information is available in print to any shareholder who requests it at no charge.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that the following current members of the Board are independent, as that term is defined under the general independence standards contained in the listing standards of the New York Stock Exchange (the “NYSE”):

Edwin B. Borden	E. Marie McKee
James E. Bostic, Jr.	John H. Mullin, III
David L. Burner	Carlos A. Saladrigas
Richard L. Daugherty	Theresa M. Stone
Harris E. DeLoach, Jr.	Alfred C. Tollison, Jr.
W. D. Frederick, Jr.	Jean Giles Wittner
W. Steven Jones

Additionally, the Board of Directors has determined that Charles W. Coker, William O. McCoy and Peter S. Rummell, who served as members of the Board during a portion of 2006, were independent as that term is defined under the general independence standards contained in the NYSE’s listing standards. The Board of Directors also has determined that Robert W. Jones, a nominee who has not previously been elected to the Board of Directors, is independent as that term is defined under the general independence standards contained in the NYSE’s listing standards. In addition to considering the NYSE’s general independence standards, the Board has adopted categorical standards to assist it in making determinations of independence. The Board’s categorical independence standards are outlined in Progress Energy’s Governance Guidelines and are attached to this Proxy Statement as Exhibit B. All Directors, former Directors and Director nominees identified as independent in this proxy statement meet these categorical standards.

In determining that the individuals named above are or were independent Directors, the Governance Committee considered their involvement in various ordinary course commercial transactions and relationships. During 2006, Ms. McKee and Messrs. DeLoach and Mullin served as officers and/or directors of companies that have been among the purchasers of the largest amounts of electric energy sold by the Company during the last three preceding calendar years. Mr. Robert W. Jones is an employee of Morgan Stanley, which has provided a variety of investment banking services to Progress Energy during the past several years. Mr. W. Steven Jones is a senior academic officer of a university that received charitable contributions from Progress Energy during each of the last three fiscal years. Mr. W. Steven Jones also serves as a director of a bank that provides a variety of services to Progress Energy in the ordinary course of business. Mr. Tollison is a former employee of the Company and thus receives a modest pension from Progress Energy. During a portion of 2006, Ms. Stone served as an officer of a company that owned a subsidiary that sold Progress Energy television advertising time. Also in 2006, the subsidiary of a company owned by Ms. Wittner’s spouse provided life and disability insurance to some employees of one of our subsidiaries. All of the described transactions were ordinary course commercial transactions. The Governance Committee considered each of these transactions and relationships and determined that none of them was material or affected the independence of the Directors involved under either the general independence standards contained in the NYSE’s listing standards or our categorical independence standards.

BOARD, BOARD COMMITTEE AND ANNUAL MEETING ATTENDANCE

The Board of Directors is currently comprised of  fourteen (14) members. The Board of Directors met nine times in 2006. Average attendance of the Directors at the meetings of the Board and its Committees held during 2006 was 94 percent, and no Director attended less than 77 percent of all Board and his/her respective Committee meetings held in 2006.

Our company expects all Directors to attend its annual meetings of shareholders. Such attendance is monitored by the Governance Committee. All Directors attended the 2006 Annual Meeting of Shareholders with the exception of Messrs. Coker and McCoy, who retired from the Board of Directors effective May 10, 2006, and Mr. Rummell, who resigned from the Board effective May 1, 2006.

BOARD COMMITTEES

The Board of Directors appoints from its members an Executive Committee, a Committee on Audit and Corporate Performance, a Committee on Finance, a Committee on Operations and Nuclear Oversight, a Committee on Organization and Compensation, and a Corporate Governance Committee. The composition of our Board of Directors, Progress Energy’s and FPC’s is identical, as is the composition of the Committees of those Boards. The charters of all Committees of the Board are posted on Progress Energy’s Internet Web site and can be accessed at www.progress-energy.com under the Investors section. The charters are available in print to any shareholder who requests them. The current membership and functions of the standing Board Committees, as of December 31, 2006, are discussed below. Ms. Wittner and Messrs. Borden and Frederick will retire from the Board at the Annual Meeting of Shareholders on May 9, 2007. No decision has been made regarding which nominees will replace them on the various Board Committees on which they currently serve, however, we expect to file a Form 8-K regarding the election of any new Directors as appropriate.

Executive Committee

The Executive Committee is presently composed of one Director who is an officer and five independent Directors: Messrs. Robert B. McGehee—Chair, Edwin B. Borden, David L. Burner, Richard L. Daugherty, John H. Mullin, III and Ms. E. Marie McKee. The authority and responsibilities of the Executive Committee are described in our By-Laws. Generally, the Executive Committee will review routine matters that arise between meetings of the full Board and require action by the Board. The Executive Committee held no meetings in 2006.

Audit and Corporate Performance Committee

The Audit and Corporate Performance Committee (the “Audit Committee”) is presently composed of the following seven non-management Directors: Messrs. Richard L. Daugherty—Chair, James E. Bostic, Jr., W. D. Frederick, Jr., Carlos A. Saladrigas, Alfred C. Tollison, Jr. and Ms. Theresa M. Stone and Ms. Jean Giles Wittner. All members of the Audit Committee are independent as that term is defined under the enhanced independence standards for audit committee members contained in the Securities Exchange Act of 1934 and the related rules, as amended, as incorporated into the listing standards of the New York Stock Exchange. Mr. Saladrigas and Ms. Stone have been designated by the Board as the “Audit Committee Financial Experts,” as that term is defined in the SEC’s rules. The work of the Audit Committee includes oversight responsibilities relating to the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, performance of the internal audit function and of the independent registered public accounting firm, and the Corporate Ethics Program. The role of the Audit Committee is further discussed under “Report of the Audit and Corporate Performance Committee” below. The Audit Committee held nine meetings in 2006.

Corporate Governance Committee

The Governance Committee is presently composed of the following five non-management Directors: Messrs. John H. Mullin, III—Chair, Edwin B. Borden, David L. Burner, Richard L. Daugherty and Ms. E. Marie McKee. All members of the Governance Committee are independent as that term is defined under the general independence standards contained in the New York Stock Exchange listing standards. The

Governance Committee is responsible for making recommendations to the Board with respect to the governance of the Company and the Board. Its responsibilities include recommending amendments to our Charter and By-Laws, making recommendations regarding the structure, charter, practices and policies of the Board, ensuring that processes are in place for annual CEO performance appraisal and review of succession planning and management development, recommending a process for the annual assessment of Board performance, recommending criteria for Board membership, reviewing the qualifications of and recommending to the Board nominees for election. The Governance Committee is responsible for conducting investigations into or studies of matters within the scope of its responsibilities and to retain outside advisors to identify Director candidates. The Governance Committee will consider qualified candidates for Director nominated by shareholders at an annual meeting of shareholders; provided, however, that written notice of any shareholder nominations must be received by the Secretary of the Company no later than the close of business on the 120th calendar day before the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting. See “Future Shareholder Proposals” below for more information regarding shareholder nominations of directors. The Governance Committee held eight meetings in 2006.

Finance Committee

The Finance Committee is presently composed of the following six non-management Directors: Messrs. David L. Burner—Chair, Richard L. Daugherty, W. Steven Jones, John H. Mullin, III, Carlos A. Saladrigas, and Ms. Theresa M. Stone. The Finance Committee reviews and oversees our financial policies and planning, financial position, strategic planning and investments, pension funds and financing plans. The Finance Committee also monitors our risk management activities, financial position and recommends changes to our dividend policy and proposed budget. The Finance Committee held nine meetings in 2006.

Operations and Nuclear Oversight Committee

The Operations and Nuclear Oversight Committee is presently composed of the following seven non-management Directors: Messrs. Edwin B. Borden—Chair, James E. Bostic, Jr., Harris E. DeLoach, Jr., W. D. Frederick, Jr., Alfred C. Tollison, Jr., Ms. E. Marie McKee and Ms. Jean Giles Wittner. The Operations and Nuclear Oversight Committee reviews our load forecasts and plans for generation, transmission and distribution, fuel procurement and transportation, customer service, energy trading and term marketing, and other Company operations. The Operations and Nuclear Oversight Committee reviews and assesses our policies, procedures, and practices relative to the protection of the environment and the health and safety of employees, customers, contractors and the public. The Operations and Nuclear Oversight Committee advises the Board and makes recommendations for the Board’s consideration regarding operational, environmental and safety-related issues. The Operations and Nuclear Oversight Committee held four meetings in 2006.

Organization and Compensation Committee

The Organization and Compensation Committee is presently composed of the following six non-management Directors:  Ms. E. Marie McKee—Chair, Messrs. Edwin B. Borden, David L. Burner, Harris E. DeLoach, Jr., W. Steven Jones, and John H. Mullin, III. All members of the Organization and Compensation Committee are independent as that term is defined under the general independence standards contained in the New York Stock Exchange listing standards. The Organization and Compensation Committee verifies that personnel policies and procedures are in keeping with all governmental rules and regulations and are designed to attract and retain competent, talented employees and develop the potential of these employees. The composition of our Organization and Compensation Committee is identical to the composition of the Organization and Compensation of our Parent’s Board.

Our Parent’s Organization and Compensation Committee (the “Compensation Committee”) has been delegated authority to approve senior executive compensation. The Compensation Committee may hire outside consultants and the Compensation Committee has no limitations on its ability to select and retain consultants as it deems necessary or appropriate. Annually, the Compensation Committee evaluates the performance of its compensation consultant to assess its effectiveness. From 1996 to 2006, the Compensation Committee retained Towers Perrin as its independent executive compensation and benefits consultant to assist the Compensation Committee in meeting its compensation objectives for our company. In 2006, the Compensation Committee requested that several consulting firms submit proposals on how to better align our long-term incentive plans with our strategy. The Compensation Committee received proposals, interviewed several firms, and selected and retained  Mercer Human Resource Consulting to serve as its compensation consultant.

The Compensation Committee relies on its compensation consultant to advise it on various matters relating to our executive compensation and benefits program. These services include:

•       Advising the Compensation Committee on general trends in executive compensation and benefits;

•       Performing benchmarking and competitive assessments;

•       Designing incentive plans;

•       Performing financial analysis of and determining shareholder value drivers; and

•       Recommending appropriate performance metrics and financial targets.

The Compensation Committee’s Chair or the Chairman of our Board of Directors may call meetings, other than previously scheduled meetings, as needed. The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate. Appropriate officers of the Company shall provide staff support to the Compensation Committee. Peter M. Scott III, our Chief Financial Officer, serves as management’s liaison to the Compensation Committee. Robert B. McGehee, Progress Energy’s Chief Executive Officer, is responsible for conducting annual performance evaluations of the other executive officers and making recommendations to the Compensation Committee regarding those executives’ compensation.

The Compensation Committee held eight meetings in 2006.

Compensation Committee Interlocks and Insider Participation

None of the Directors who served as members of the Compensation Committee during 2006 was our employee or former employee and none of them had any relationship requiring disclosure under Item 404 of Regulation S-K. During 2006, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

DIRECTOR NOMINATING PROCESS AND COMMUNICATIONS
WITH BOARD OF DIRECTORS

The Corporate Governance Committee

The Governance Committee performs the functions of a nominating committee. The Governance Committee’s Charter describes the Governance Committee’s responsibilities, including recommending criteria for membership on the Board, reviewing qualifications of candidates and recommending to the Board nominees for election to the Board. As noted above, the Governance Guidelines contain information concerning the Committee’s responsibilities with respect to reviewing with the Board on an annual basis the qualification standards for Board membership and identifying, screening and recommending potential directors to the Board. All members of the Governance Committee are independent as defined under the general independence standards of the New York Stock Exchange’s listing standards. Additionally, the Guidelines require that all members of the Committee be independent.

Director Candidate Recommendations and Nominations by Shareholders

Shareholders should submit any Director candidate recommendations in writing in accordance with the method described under “Communications with the Board of Directors” below. Any Director candidate recommendation that is submitted by one of our shareholders to the Governance Committee will be acknowledged, in writing, by the Corporate Secretary. The recommendation will be promptly forwarded to the Chairman of the Governance Committee, who will place consideration of the recommendation on the agenda for the Governance Committee’s regular December meeting. The Governance Committee will discuss candidates recommended by shareholders at its December meeting, and present information regarding such candidates, along with the Governance Committee’s recommendation regarding each candidate, to the full Board for consideration. The full Board will determine whether it will nominate a particular candidate for election to the Board.

Additionally, in accordance with Section 11 of our By-Laws, any shareholder of record entitled to vote for the election of Directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if that shareholder complies with the notice procedure set forth in the By-Laws and summarized in “Future Shareholder Proposals” below.

Governance Committee Process for Identifying and Evaluating Director Candidates

The Governance Committee evaluates all Director candidates, including those nominated or recommended by shareholders, in accordance with the Board’s qualification standards, which are described in the Governance Guidelines. The Committee evaluates each candidate’s qualifications and assesses them against the perceived needs of the Board. Qualification standards for all Board members include: integrity, sound judgment, independence as defined under the general independence standards contained in the NYSE listing standards, and the categorical standards adopted by the Board, financial acumen, strategic thinking, ability to work effectively as a team member, demonstrated leadership and excellence in a chosen field of endeavor, experience in a field of business, professional or other activities that bear a relationship to our mission and operations, appreciation of the business and social environment in which we operate, an understanding of our responsibilities to shareholders, employees, customers and the communities we serve, and service on other boards of directors that could detract from service on our Board.

Communications with the Board of Directors

The Board has approved a process for shareholders and other interested parties to send communications to the Board. That process provides that shareholders and other interested parties can send communications to the Board, to the Governance Committee or to specified individual directors, including the Lead Director, in writing c/o John R. McArthur, Senior Vice President, General Counsel and Secretary, Progress Energy, Inc., P.O. Box 1551, Raleigh, N.C. 27602-1551.

We screen mail addressed to the Board, the Governance Committee or any specified individual Director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to the Company. Mail that satisfies these screening criteria is forwarded to the appropriate Director.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) relates to the compensation of the executive officers of the Company. The officers of the Company’s parent, Progress Energy, Inc., (the “Parent” or “Progress Energy”) also serve as officers and/or Directors of various Progress Energy subsidiaries, including the Company. They have multiple responsibilities within and provide various services to Progress Energy and its subsidiaries. The total compensation of Progress Energy’s executive officers is designed to cover the full range of services they provide to Progress Energy and its subsidiaries, including the Company. It is not the policy of Progress Energy to allocate compensation paid to its executive officers among the various subsidiaries to which they provide services. The Organization and Compensation Committee of Progress Energy’s Board of Directors (throughout this CD&A, the “Committee”) has been delegated authority on behalf of the Company to approve senior management compensation, including making senior executive compensation recommendations to subsidiary boards, as appropriate.

This CD&A has four parts. The first part describes our executive compensation philosophy and provides an overview of the compensation program and process. The second part describes each major element of our executive compensation program. The third part describes how the Committee applied each element to determine the compensation paid to each of the named executive officers in the Summary Compensation Table (the “named executive officers”) for the services they provided to us and our Parent in 2006. For 2006, our named executive officers were:

•       Fred N. Day IV, President and Chief Executive Officer

•       William D. Johnson, Group President

•       Peter M. Scott III, Executive Vice President and Chief Financial Officer

•       Clayton S. Hinnant, Senior Vice President and Chief Nuclear Officer

•       John R. McArthur, Senior Vice President and Corporate Secretary

The fourth part consists of the Compensation Committee’s Report. Following the CD&A are the tables setting forth the 2006 compensation for each of the named executive officers, as well as a discussion concerning compensation for the members of the Company’s Board of Directors. Throughout this CD&A, the Company is at times referred to as “we,” “our” or “us.”

I.  COMPENSATION PHILOSOPHY AND OVERVIEW

Progress Energy is an integrated electric utility primarily engaged in the regulated utility business. As a wholly-owned subsidiary of Progress Energy, our executive compensation philosophy aligns with that of our Parent. It is designed to provide competitive and reasonable compensation consistent with the three key principles that are critical to our long-term success and are described below.

•       Aligning the interests of shareholders and management. Progress Energy believes that its major shareholders invest in it because they believe it can produce average annual total shareholder return in the 7 percent to 10 percent range over a three- to five-year holding period. Total shareholder return is defined as the stock price appreciation plus dividends over the period, divided by the share price at the beginning of the period. Further, Progress Energy’s investors do not expect or desire significant volatility in its stock price. Accordingly, our executive compensation program is designed to encourage management to lead our company in a way that produces earnings per share growth and sustained dividend growth for our Parent.

•        Rewarding operating performance results that are consistent with reliable and efficient electric service. We believe that to succeed over the long-term, we must:

•       deliver high levels of customer satisfaction;

•       operate our systems reliably and efficiently;

•       have a productive and motivated workforce;

•       meet or exceed our operating plans and budgets;

•       be a good corporate citizen; and

•       produce value for our and Progress Energy’s investors.

Therefore, we determine merit increases and annual incentive compensation based on evaluation of performance in these areas, along with individual performance.

•       Attracting and retaining an experienced and capable management team. The competition for management talent is significant in the utility industry. We believe that the management of our business requires executives with a variety of experiences and skills. We expect the competition for talent to intensify, particularly in the nuclear area, as the industry enters a significant construction phase. To address this issue, we have designed market-based compensation programs that are competitive and are aligned with our Parent’s corporate strategy.

COMPENSATION PROGRAM STRUCTURE

The table below summarizes the current elements of our executive compensation program.

Element	Description	Primary Purpose	Short- or Long-Term Focus
Base Salary	Fixed compensation. Annual merit increases reward performance.	Aids in attracting and retaining executives and rewards operating performance results that are consistent with reliable and efficient electric service.	Short-term (annual)
Annual Incentive	Variable compensation based on achievement of annual performance goals.	Rewards operating performance results that are consistent with reliable and efficient electric service.	Short-term (annual)
Long-Term Incentives — Performance Shares	Variable compensation based on achievement of long-term performance goals.	Aligns interests of our and Progress Energy’s shareholders and management, and aids in attracting and retaining executives.	Long-term
Long-Term Incentives — Restricted Stock	Fixed compensation based on target levels. Service-based vesting.	Aligns interests of our and Progress Energy’s shareholders and management, and aids in retaining executives.	Long-term
Supplemental Senior Executive Retirement Plan	Formula-based compensation, based on salary, bonus, and eligible years of service.	Aids in attracting and retaining executive officers.	Long-term
Restoration Retirement Plan	Formula-based compensation, based on earnings above Internal Revenue Code limits	Aids in attracting and retaining executive officers.	Long-term
Management Change-In-Control Plan	Elements based on specific plan eligibility.	Aligns interests of our and Progress Energy’s shareholders and management and aids in (i) attracting executives, and (ii) retaining executives during transition following a change-in-control.	Long-term
Employment Agreements	Define our or Progress Energy’s relationship with our executives and provide protection to each of the parties.	Aid in attracting and retaining executives.	Long-term
Executive Perquisites	Personal benefits awarded outside of base salaries.	Aid in attracting and retaining executives.	Short-term (annual)
Other Broad-Based Benefits	Employee benefits such as health and welfare benefits, the Progress Energy 401(k) Savings & Stock Ownership Plan, and the Progress Energy Pension Plan.	Aid in attracting and retaining executives.	Both Short- and Long-term
Deferred Compensation	Provides executives with tax deferral options in addition to those available under Progress Energy’s qualified plans.	Aids in attracting and retaining executives.	Long-term

The various compensation program elements are intended to:

•       Link compensation with our and Progress Energy’s short-term and long-term success by using operating and financial performance measures in determining payouts for annual and long-term incentive plans;

•       Align management interests with our and Progress Energy’s investor expectations by rewarding executive officers for delivering long-term total shareholder return for Progress Energy;

•       Attract and retain executives by maintaining compensation that is competitive with Progress Energy’s peer group;

•       Balance the perceived value of any particular element to our executives with our actual cost;

•       Comply in all material respects with applicable laws and regulations; and

•       Be readily understood by us, our executives and our and Progress Energy’s shareholders, and provide ease of administration.

PROGRAM ADMINISTRATION

Our executive compensation program is administered by the Committee, which is composed of six independent Directors (as defined under the New York Stock Exchange (“NYSE”) corporate governance rules). Members of the Committee currently do not receive compensation under any compensation program in which our executive officers participate. For a discussion of Director compensation, see the “Director Compensation” section of this proxy statement.

The Committee’s charter authorizes the Committee to hire outside consultants, and the Committee has no limitations on its ability to select and retain consultants as it deems necessary or appropriate. Annually, the Committee evaluates the performance of its compensation consultant to assess its effectiveness. From 1996 to 2006, the Committee retained Towers Perrin as its independent executive compensation and benefits consultant to assist the Committee in meeting its compensation objectives for our company. In 2006, the Committee requested that several consulting firms submit proposals on how to better align our long-term incentives with our and our Parent’s strategy. The Committee received proposals, interviewed several firms, and selected Mercer Human Resource Consulting to serve as its compensation consultant.

The Committee relies on its compensation consultant to advise it on various matters relating to our executive compensation and benefits program. These services include:

•       Advising the Committee on general trends in executive compensation and benefits;

•       Performing benchmarking and competitive assessments;

•       Designing incentive plans;

•       Performing financial analysis of and determining shareholder value drivers; and

•       Recommending appropriate performance metrics and financial targets.

Our executive officers meet with the compensation consultant to ensure the consultant understands our and our Parent’s business strategy. In addition, the executive officers ensure that the Committee receives administrative support and assistance, and make recommendations to the Committee to ensure that compensation plans are aligned with our and our Parent’s business strategy and meet the principles described above. Peter M. Scott III, our Chief Financial Officer, serves as management’s liaison to the Committee. Robert B. McGehee, our Parent’s Chief Executive Officer, is responsible for conducting annual performance evaluations of the other executive officers and making recommendations to the Committee regarding those executives’ compensation.

COMPETITIVE POSITIONING PHILOSOPHY

Through 2006, the Committee sought to target, through a combination of base salary, annual incentives and long-term incentives, a total compensation level that approximated the 75th percentile offered by the companies included in the comparison groups described in the “Benchmarking” section below. Generally, a total compensation opportunity above the 75th percentile could be achieved only when individuals exceeded the target performance goals within our Parent’s annual and long-term incentive plans.

In 2007, the Committee adopted a revised compensation philosophy based upon establishing target compensation opportunities at the 50th percentile of the market, with flexibility to pay higher or lower compensation based on individual and corporate performance. Also in 2007, the Committee refined the peer group used for comparisons to include peer companies with either operations and business strategies that are similar to our Parent’s or who we consider to be our competitors for executive talent. The Committee believes that this revised philosophy better reflects our executive compensation objectives.

BENCHMARKING

On an annual basis, the compensation consultant provides the Committee with a written analysis comparing base salary, annual incentive, and long-term incentives of our executive officers to compensation paid to executive officers of our Parent’s peers.

Benchmarking Through 2006

Prior to 2007, the Committee used three comparison groups: two electric utility groups and one general industry group. The comparison groups consisted of companies that participated in the annual Towers Perrin compensation surveys and thus varied from year to year based on survey participation.

For example, in 2006, one comparison group consisted of 15 utility companies that were a subset of the companies that participated in the Towers Perrin Energy Services Survey. That subset consisted of companies with fossil fuel and nuclear operations in the eastern United States. The table below lists those companies.

American Electric Power Company, Inc.	Entergy Corporation	PPL Corporation
Constellation Energy Group, Inc.	Exelon Corporation	Public Service Enterprise Group, Inc.
Dominion Resources, Inc.	FirstEnergy Corporation	SCANA Corporation
DTE Energy Company	FPL Group, Inc.	Southern Company
Duke Energy Corporation	Nuclear Management Company*	Tennessee Valley Authority

* Nuclear Management Company is a privately held joint venture owned by Alliant Energy, CMS Energy, Xcel Energy, Wisconsin Energy and WPS Resources.

The second comparison group consisted of all 97 U.S. electric utility companies that participated in the Towers Perrin Energy Services survey.

The third comparison group was not utility specific. It consisted of 825 participants in the Towers Perrin General Industry Executive Compensation survey. This comparison group was used to provide additional information for salary purposes and context for executive compensation levels outside of the utility industry. This general corporate comparison group was not used to establish executive salaries directly, but served as a reference for the Committee when it considered other elements of compensation.

The peer groups described above were used to evaluate both compensation elements and relative compensation levels. In developing market levels for executive compensation, survey information was adjusted to account for disparities between our Parent’s revenues and those of companies in the peer groups. Revenue was chosen as the adjustment measure because it generally provides the highest correlation to compensation as compared to other measures, such as net income or market capitalization. This adjustment was intended to capture compensation levels for executive positions of comparable complexity. Where appropriate, market data also were updated to a common date using market-based levels of annual increases.

Benchmarking in 2007

In early 2007, our compensation consultant, Mercer Human Resources Consulting, recommended and the Committee approved the use of a new peer group for benchmarking purposes. The new peer group consists of 18 integrated utilities, which means they have transmission, distribution and generation assets. These companies were chosen based on many factors relative to our Parent including revenue, market capitalization, and percentage of regulated assets. These companies are those in which we primarily compete for executive talent.

The table below lists companies in the new peer group.

Allegheny Energy	Edison International	Pinnacle West Capital Corporation
Ameren Corporation	Entergy Corporation	PPL Corporation
American Electric Power Company, Inc.	Exelon Corporation	SCANA Corporation
Dominion Resources, Inc.	FirstEnergy Corporation	Southern Company
Duke Energy Corporation	FPL Group, Inc.	TECO Energy
DTE Energy Company	PG&E Corporation	Xcel Energy, Inc.

The new peer group will be used for compensation benchmarking purposes beginning in 2007. While this peer group differs from the Standard & Poor’s Electric Index, the Committee believes this peer group is appropriate for overall compensation comparisons because it reflects the most appropriate and comparable employment markets for our executive officers. The Committee will continue to evaluate and monitor the peer group to ensure that the peer group companies remain appropriate for such comparisons.

SECTION 162(m) IMPACTS

Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), limits, with certain exceptions, the amount a publicly held corporation may deduct for compensation over $1 million paid or accrued with respect to its Chief Executive Officer and any of the other four most highly compensated officers. Certain performance-based compensation is, however, specifically exempt from the deduction limit. To qualify as performance-based, compensation must be paid pursuant to a plan that is:

•       administered by a committee of outside directors;

•       based on achieving objective performance goals; and

•       disclosed to and approved by the shareholders.

The Committee considers the impact of Section 162(m) when designing executive compensation elements and attempts to minimize non-deductible compensation. However, the Committee bases its compensation decisions on the compensation principles discussed above, not Section 162(m). The Committee believes the current design of our compensation program effectively links pay to performance and provides flexibility in determining amounts to be awarded. Therefore, the Committee has not adopted a policy requiring that executive compensation be deductible under Section 162(m).

STOCK OWNERSHIP GUIDELINES

To align the interests of our executives with the interests of our Parent’s shareholders, our Parent’s Board of Directors adopted stock ownership guidelines for all executive officers. The guidelines ensure that our management maintains a significant equity investment in Progress Energy.  The guidelines require each executive to own a multiple of his or her base salary in the form of Progress Energy common stock within five years of assuming his or her position.

The Progress Energy stock ownership guidelines for our named executive officers are shown in the table below:

Named Executive Officer	Share Ownership Guidelines
William D. Johnson	3.5 times Base Salary
Peter M. Scott III, Fred N. Day IV, Clayton S. Hinnant, and John R. McArthur	2.5 times Base Salary

In determining whether an executive meets the applicable guidelines, the following are considered as common stock owned by an executive:  (i) shares owned outright by the executive; (ii) stock held in any defined contribution, Employee Stock Ownership Plan or other stock-based plan; (iii) performance shares/units or phantom stock deferred under an annual incentive or base salary deferral plan; (iv) performance shares/units or phantom stock earned and deferred in any long-term incentive plan account; (v) vested and unvested restricted stock awards; and (vi) stock held in a family trust or immediate family holdings.

As of February 28, 2007, our named executive officers were in compliance with the guidelines (See Management Ownership table for specific details).

II.  ELEMENTS OF COMPENSATION

The various elements of our executive compensation program described under the caption “Compensation Program Structure” are designed to meet the three objectives described under the caption “Compensation Philosophy and Overview.”  We have designed an allocation of long-term to short-term compensation that reflects the job responsibilities of our executives. In general, we believe that the more senior an executive’s position, the greater responsibility he or she has for the long-term strategic direction of the Company. Under this approach, executives who bear the most responsibility for the Company’s long-term strategy receive compensation packages that are comprised primarily of long-term award components.

The table below shows the mix of short-term and long-term incentive awards to each named executive officer for 2007. Percentages for incentives are expressed as a percentage of base salary.  Additional elements of compensation are discussed further in this section.

		Short-Term (annual)	Long-Term Incentive Targets		Total
Named Executive Officer	Base Salary (as of 1/1/07)	Incentive Target[1]	Performance Shares[2]	Restricted Stock	Incentive Target
William D. Johnson	$730,000	70%	184%	91%	345%
Peter M. Scott III	$625,000	63%	165%	85%	313%
Fred N. Day IV	$395,000	55%	117%	58%	230%
Clayton S. Hinnant	$480,000	45%	100%	50%	195%
John R. McArthur	$400,000	45%	100%	50%	195%

1 Annual incentive can range from 0%-200% of target.

2 Performance shares may be awarded up to 125% of target and payouts can range from 0%-200% of grant.

The Committee considers overall compensation when making decisions regarding individual program element awards. To facilitate this consideration, we began using tally sheets in 2006 for reviewing total executive compensation. The tally sheets are designed to show anticipated payouts under each of our compensation program elements. The use of tally sheets assists the Committee in adjusting annual incentive awards and long-term awards to reflect its level of satisfaction with a particular executive’s job performance.

Each of the 10 elements of our current executive compensation program is described below.

1.                 BASE SALARY

Base salary levels are established based on utility peer group data and consideration of each executive officer’s skills, experience and performance. Market compensation levels are used to assist in establishing each executive’s job value (commonly called the midpoint at other companies). Job values serve as primary market reference for determining base salaries.

Each year, the compensation consultant provides us with job values for our executive officer positions. Based on these job values, our Parent’s Chief Executive Officer then recommends to the Committee base salary adjustments for our executive officers. The Committee reviews the proposed base salaries and approves them in the first quarter of each year based on the executives’ achievement of individual and corporate goals and market trends that result in changes to job values.

We historically have followed a strategy that compensation opportunities, including base salary, should be established near the 75th percentile of market.  As discussed in “Compensation Philosophy and

Overview” above, beginning in 2007 the Committee revised its compensation philosophy by deciding to establish job values near the 50th percentile of market. Therefore, the Committee will take the current level of the executive’s base salary and our new competitive positioning philosophy into consideration in setting 2007 salaries.

Changes to base salary impact most of the other compensation elements, including the annual incentive, long-term incentives and our Parent’s Supplemental Senior Executive Retirement Plan benefits, because the target amounts for each of those elements are expressed as a percentage of annual base salary earnings.

2.                 ANNUAL INCENTIVE

Progress Energy sponsors the Management Incentive Compensation Plan (“MICP”), an annual cash incentive plan, in which our executives participate. Prior to 2007, target award opportunities under the MICP were based on the 75th percentile of the Towers Perrin Energy Services survey and the 50th percentile of the Towers Perrin General Industry Executive Compensation survey, as discussed in the “Benchmarking” section above. Beginning in 2007, as a result of the revised compensation philosophy, target award opportunities are established at the 50th percentile of the 2007 peer group described above. The shift in compensation philosophy and peer groups for 2007 did not result in a change to any of the annual incentive target award opportunities for executives.

The determination of MICP awards has two steps. First, the Committee determines the total amount that will be made available for MICP awards to managers and executives, including the named executive officers. To determine the total amount available to fund all MICP awards, our Parent calculates an amount for each participant in the MICP. In effect, that amount is calculated by multiplying the participant’s target award opportunity by a percentage between 0 percent and 200 percent, depending upon the results of the three performance measures described below. The sum of these amounts for all participants is the total amount of funds available to pay MICP awards to all participants, including the named executive officers.

Second, the Committee determines the MICP award to be paid to each executive. This determination is based on the executive’s target award opportunity, the degree to which corporate goals were achieved, and the executive’s individual performance based on achieving operating performance results. The maximum amount that the Committee can approve for MICP payments to all participants is limited to 4 percent of Progress Energy’s after-tax ongoing net income.

The amount available to fund individual MICP awards is determined annually based on achievement levels for the following three performance measures:

•       Progress Energy’s core on-going earnings per share;

•       our, Progress Energy Florida, Inc.’s (“PEF”), and Progress Ventures, Inc.’s (“PV”) earnings before interest, taxes, depreciation and amortization (“EBITDA”); and

•       for all named executive officers, achievement of established goals under Progress Energy’s Employee Cash Incentive Plan. Each year, Progress Energy establishes 10 Employee Cash Incentive Plan goals by business unit and/or department. Employee Cash Incentive Plan goals include specific and measurable items such as employee safety, customer satisfaction, non-fuel operating and maintenance expenditures, capital expenditures, operating performance, such as the capacity factor of electric generating units, and environmental performance.

The following table summarizes Progress Energy’s 2006 MICP performance measures, the performance goals established by the Committee for each measure and the actual performance for each measure.

	2006 Performance Goals (Threshold / Target / Outstanding)	2006 Performance Results
Progress Energy’s Core On-going Earnings per Share	$2.35 / $2.55 / $2.65	$2.60
Company EBITDA ($ millions)	$1,525 / $1,575 / $1,600	$1,537
PEF EBITDA ($ millions)	$895 / $925 / $940	$950
PV EBITDA ($ millions)	($92) / ($89) / ($87)	($67)
Employee Cash Incentive Plan Goals	7 of 10 Goals Met	Executive Specific

The Committee can use discretion to adjust results up or down depending on factors that it deems appropriate, such as storm costs and non-recurring items including impairments, restructuring costs, and gains/losses on sales of assets. The Committee uses core ongoing earnings per share as defined and reported by Progress Energy in its annual earnings release. In 2006, the Committee exercised that discretion for three of the measures–Company EBITDA, PEF EBITDA and PV EBITDA. The Committee adjusted Company EBITDA results upward by $38 million (to target) to account for the negative impact of unfavorable weather conditions on Company EBITDA.  The Committee also adjusted PEF EBITDA downward by $17 million and PV EBITDA downward by $21 million to reflect, among other factors, revenues that were higher than forecast and not due to management’s influence. These adjustments resulted in PEF and PV EBITDA performance at 150 percent of target.

Beginning in 2007, the Committee decided to eliminate the Employee Cash Incentive Plan as a factor in determining the funding for executive officer MICP awards. Therefore, beginning in 2007, funding for each executive officer’s MICP award will be based on established achievement levels for our Parent’s earnings per share, as well as our and PEF’s EBITDA. The Committee will still be able to consider Employee Cash Incentive Plan goal achievement in determining any reduction of our executive officers’ MICP awards.

3.                 LONG-TERM INCENTIVES

The 2002 Equity Incentive Plan (the “Equity Incentive Plan”) was approved by Progress Energy’s shareholders in 2002 and allows the Committee to make various types of long-term incentive awards to Equity Incentive Plan participants, including the named executive officers. The awards may be granted in any combination of options, restricted stock, performance shares or any other right or option payable in the form of stock. Our long-term compensation program currently includes two types of equity-based incentives: restricted stock and performance shares. The Committee has determined that, to accomplish effectively the program’s purpose, equity-based awards should include one-third restricted stock and two-thirds performance shares.

Through 2006, target awards were designed to reflect the 75th percentile of market. In 2007, the Committee approved a reduction to Equity Incentive Plan targets to better align the target opportunity with the revised compensation philosophy of matching target pay with 50th percentile performance. The 2006 and 2007 long-term incentive award targets for our named executive officers are shown in the table below, expressed as a percentage of base salary at the time of grant.

	Performance Shares Target Award		Restricted Stock Target Award
Named Executive Officer	2006	2007	2006	2007
William D. Johnson	200%	184%	100%	91%
Peter M. Scott III *	165%	165%	85%	85%
Fred N. Day IV	133%	117%	67%	58%
Clayton S. Hinnant and John R. McArthur	110%	100%	55%	50%

* Targets were set pursuant to Mr. Scott’s 2005 Amended Employment Agreement and therefore were not reduced.

Grants of equity-based awards typically occur in the first quarter, after our Parent’s annual earnings release. This timing allows current financial information to be fully disclosed and publicly available.

After October 2004, Progress Energy ceased granting stock options. This change was made in part because the Committee recognized that the use of options was not an effective method of linking management’s performance with the interests of its investors who were highly motivated by dividend performance. The Committee also made the change in part because of new accounting rules that required the expensing of stock options. All previously granted stock options remain valid in accordance with their terms and conditions.

Subject to adjustment as provided in the Equity Incentive Plan, the maximum aggregate number of shares that may be issued under the Plan cannot exceed 15,000,000 shares of Progress Energy common stock. This limit does not apply to grants made to replace or assume existing awards in connection with the acquisition of a business. In addition, approximately 1,700,000 shares of Progress Energy common stock that remained available for issuance under the 1997 Equity Incentive Plan were transferred to the Equity Incentive Plan. As of December 31, 2006, there were 8,856,790 shares available under the Equity Incentive Plan.

Performance Shares (Grants Through 2006)

Progress Energy’s Performance Share Sub-Plan of the Equity Incentive Plan (the “PSSP”) authorizes the Committee to issue performance shares to executives as selected by the Committee in its sole discretion. A performance share is a unit granted to a participant, the value of which is equal to the value of a share of Progress Energy’s common stock. The size of each grant is determined using the closing stock price on the last trading day of the year prior to the beginning of the performance period. The Committee may exercise discretion in determining the size of the performance share grant, with the maximum grant size at 125 percent of target.

The performance period for a performance share is the three-consecutive-calendar year period beginning in the year in which it is granted. Historically, there have been two equally weighted performance measures for performance shares—total shareholder return and EBITDA. Performance is measured by comparing the total shareholder return and EBITDA growth for Progress Energy to those of a pre-determined peer group of utilities over the three-year period. Awards are then based on this comparison as outlined below. The pre-determined peer group can be adjusted during the period due to significant events such as mergers and acquisitions.

For purposes of determining performance achievement, EBITDA is calculated for Progress Energy and its peers beginning with operating income. Operating income is then adjusted for depreciation, amortization, synthetic fuel operating losses, storm costs and other items such as non-recurring events including impairments, restructuring costs, and gains/losses on sales of assets. The Committee has determined that these adjustments are appropriate for measuring Progress Energy and peer performance.

The table below shows the peer group used to calculate the performance share awards granted in 2003 and 2004.

Ameren Corporation	Dominion Resources, Inc.	P G & E Corporation
American Electric Power Company, Inc.	DTE Energy Company	PPL Corporation
Allegheny Energy Inc.	Edison International	Pinnacle West Capital
Centerpoint Energy Group, Inc.	Entergy Corporation	Southern Company
Cinergy Corporation	Exelon Corporation	TECO Energy
CMS Energy Corporation	FirstEnergy Corporation	TXU Corporation
Consolidated Edison, Inc.	FPL Group, Inc.	XCEL Energy, Inc.

Beginning with the 2005 performance share grants payable in 2008, Towers Perrin recommended and the Committee approved an expansion of the peer group to include the following seven companies: Northeast Utilities, Duke Energy, Wisconsin Energy Company, Constellation Energy Group, PEPCO Holdings Inc., SCANA Corporation, and Public Service Enterprise Group.

The table below shows the performance standard and multiplier for each of the two performance measures—total shareholder return and EBITDA growth:

Total Shareholder Return (weighted 50%)		EBITDA Growth (weighted 50%)
Performance vs. Peer Group	Multiplier	Performance vs. Peer Group	Multiplier
5% or better	200%	5% or better	200%
4.0—4.99	175%	4.0—4.99	175%
3.0—3.99	150%	3.0—3.99	150%
2.0—2.99	125%	2.0—2.99	125%
1.0—1.99	100%	1.0—1.99	100%
(.99)—0.99	50%	0.0—0.99	50%
(1.0)—(1.99)	25%	Less than 0	0%
(2.0) or less	0%

For instance, with respect to the 2003 performance share grants paid in 2006, Progress Energy’s total shareholder return for the period was 5.92 percent, and the average peer group total shareholder return was 25.57 percent, resulting in a difference of negative 19.65 percent. Referring to the table above, this comparative result yields a total shareholder return multiplier of 0 percent. Progress Energy’s annual EBITDA growth rate for the period was 3.59 percent and the average peer group EBITDA growth rate was 3.40 percent, resulting in a difference of 0.19 percent. Referring to the table above, this comparative result yields an EBITDA multiplier of 50 percent. The total payout for 2003 performance shares was then determined by averaging the 0 percent payout for total shareholder return and the 50 percent payout for EBITDA, resulting in a total payout of 25 percent of target.

Performance share awards in 2006 were paid in cash. Beginning in 2008, performance share awards will be paid in Progress Energy common stock. There is no discretionary element associated with the payment of the performance shares.

Performance Shares (2007 Grants)

In 2007, the Committee, along with its compensation advisor, concluded that the performance share component of long-term incentive compensation has failed to meet the primary objectives of the executive compensation philosophy. The Committee recognized that management has both preserved and grown shareholder value since our merger with Florida Progress in 2000 that created Progress Energy. The Committee also recognized that management has successfully executed our Parent’s strategy to divest of non-core businesses. Finally, the Committee recognized that management has positioned our Parent well to focus on delivering future value to investors through the profitable growth of its two primary subsidiaries, the Company and PEF. The Committee observed that previously issued performance share grants have not been effective at linking these significant achievements to long-term compensation. As such, the Committee concluded that the performance share metrics have had and will continue to have little relevance in motivating and measuring management’s performance in executing our Parent’s business strategy and in producing value for our and our Parent’s investors. In an effort to overcome the ineffectiveness of the previous performance metrics, the Committee redesigned the PSSP by adopting new performance metrics for the performance shares and by adopting a transition plan. The redesigned PSSP is intended to be competitive for retention purposes and to better motivate, align and measure management’s performance. The remainder of this section provides a discussion of the redesigned PSSP and the transition plan.

Background

The PSSP was designed and implemented in 1997. At the time, the electric utility industry consisted primarily of vertically integrated state-regulated entities, that owned generation, transmission and distribution assets and had prices (rates) that were generally set by state regulatory commissions.

Against this backdrop, the Committee adopted the total shareholder return performance metrics related to the PSSP. In 1999, the Committee added performance metrics related to EBITDA growth. Both the total shareholder return and EBITDA growth metrics were measured in part on an absolute basis and in part in comparison to the average of our Parent’s Peer Group in order to determine relative performance.

As the 1990s progressed, many regulated utilities began pursuing diversification strategies, and some began participating in processes that would eventually lead to the deregulation of generation assets (meaning that the vertically integrated regulated business model would be replaced).

As deregulation and diversification strategies continued into the early 2000s, it became clear that the vertically integrated regulated business model was evolving into various business models. In states where new regulatory policies were enacted, companies reacted by pursuing some of the following diverging strategies:

•       selling their generation assets and becoming distribution focused;

•       spinning off their generation assets into non-state-regulated subsidiaries and retaining the regulated distribution business as well;

•       focusing on acquiring generation assets in competitive markets and creating unregulated subsidiaries to go along with their still vertically integrated regulated utilities; or

•       continuing to operate in the traditional vertically integrated and primarily state-regulated mode.

In summary, there was a significant restructuring of the utility business over this time frame.

In 2001, what is generally known as the California energy crisis essentially halted state deregulation activities. The crisis also initiated a credit crisis that resulted in many companies with large trading operations receiving substantial equity devaluations. Several of those companies entered bankruptcy. The impact of this industry transformation was dramatic.

Since our merger with Florida Progress in December of 2000, our Parent has remained committed to a primarily vertically integrated state-regulated business model. It has also been focused on divesting unrelated non-energy businesses that had come with our Parent’s acquisition of Florida Progress.

Since 2000, the Committee has observed a high degree of volatility in the performance metrics of the PSSP peer companies. Peer companies with poor (in some cases catastrophic) performance one year often demonstrated significant positive returns as they rebounded from historical lows. This volatility dramatically impacted the way our Parent’s relative performance was assessed in terms of PSSP metrics. In addition to the unstable performance results by the peer group companies, the Committee observed that the companies included in the peer group were significantly changing on a regular basis as a result of merger activity or severe financial distress. For example, more than 30 percent of the companies included in the original peer group ceased to exist by the end of the first three-year PSSP performance period.

In 2004, the Committee began discussing with its compensation consultant the degree to which the PSSP was effectively measuring and rewarding our Parent’s performance and aligned with our Parent’s strategy and business model. In 2005, the Committee revised the PSSP peer group evaluation process in an attempt to address the volatility in financial results that was being observed in the electric utility industry. In 2006, in response to continued observations of volatility in financial results of our Parent’s then-recognized peer groups, the Committee authorized its new compensation consultant to undertake a redesign of the PSSP. The redesigned PSSP program, effective for grants beginning in 2007, is described under “New PSSP Performance Metrics” below.

New PSSP Performance Metrics

In 2007, the Committee adopted a new PSSP (referred to as the “2007 PSSP”) to provide that, beginning with the 2007 grants, performance shares issued under the 2007 PSSP would utilize our Parent’s total shareholder return as the sole metric for determining the amount of an award upon vesting. In order to ensure that the performance metrics are not unduly affected by price to earnings ratio changes that are largely beyond management’s control, the Committee designed the total shareholder return performance metrics to be calculated assuming a constant price to earnings ratio, which would be set at the beginning of each grant’s performance period. The performance metric also uses our Parent’s core ongoing earnings as the earnings component for performance measurement purposes. The 2007 PSSP was adopted by the Committee to support its desire to better align the long-term performance metrics with the interests of our and our Parent’s shareholders and to emphasize our focus on sustained growth of our Parent’s dividend and earnings per share. As a result of this change, peer groups will continue to be used for setting compensation amounts for executives, but will not be used in a relative performance metric.

Performance shares issued under the 2007 PSSP continue to comprise two-thirds of a named executive officer’s long-term incentive compensation, with the balance consisting of restricted stock units.

Transitional PSSP Plan

In addition to redesigning the performance metrics associated with the PSSP, the Committee also concluded that, due to the way the performance metrics for the currently outstanding performance shares are structured, payouts to management under the PSSP would not be effective at measuring past performance and would likely not reflect achievement of our Parent’s financial goals during the three-year transition period prior to performance share payouts under the redesigned PSSP program. Therefore, the Committee requested that the compensation consultant also assist in designing a transition plan to bridge the old plan and the new plan. This transition plan would be consistent with the objectives behind the new performance metrics and would better align pay with performance in the context of our Parent’s strategic plan. In making this decision, the Committee considered that:

•       the PSSP participants have been successful in positioning our Parent to meet the long-term challenges that lie ahead;

•       over the past few years, it has been reviewing the performance metrics utilized under the PSSP and is satisfied that the outstanding PSSP grants were not effective at measuring our Parent’s performance over the grant term; and

•       it desired to motivate participants’ future performance and reward the participants’ efforts in financial and operational achievement during the transition period, including our Parent’s achievement of the desired total shareholder return targets for each year in the performance period.

To address these issues, the Committee awarded interim grants of performance units to our officers (the “Transitional Grants”) in addition to the annual PSSP grant under the 2007 PSSP. The Transitional Grants were made by the Committee to address Committee concerns about the effectiveness of the previous PSSP performance metrics and to focus the Company’s officers on consistent performance metrics over the two interim years prior to the 2007 PSSP’s metrics (solely based on our Parent’s total shareholder return) being measured and awarded. Under the 2007 PSSP, the Transitional Grants set total shareholder return as the sole metric for determining the amount of the award and assumes a fixed price to earnings ratio for our Parent’s stock price as described in “New PSSP Performance Metrics” above. Any award from the Transitional Grants will be reduced by awards, if any, from the currently outstanding performance shares vesting in the same year.

The Transitional Grants consist of two separate grants with one vesting in 2008 and one vesting in 2009. The amount of each grant to the named executive officers was equal to such officers’ revised PSSP long-term incentive target for 2007. Under the terms of the Transitional Grants, the amount of the actual payout opportunity ranges from 0 percent to 200 percent of the grant amount, based on our Parent’s performance.

Restricted Stock

The restricted stock component of the current long-term incentive program helps us retain executives and aligns the interests of shareholders and management by rewarding executives for increasing shareholder value. Executive officers typically receive a grant of service-based restricted stock, based on their target award, in the first quarter of each year. The size of each grant is based on the executive officer’s target and determined using our Parent’s closing stock price on the last trading day prior to the Committee’s action. The Committee establishes target levels based on the peer group information discussed under the caption “Benchmarking” above. The service restrictions on annual restricted stock grants generally lift on one-third of the stock on each of the third through fifth anniversaries of the grant date. The Committee believes that annual service-based awards of restricted stock are the preferable long-term incentive for purposes of retaining an experienced and capable management team.

The Committee also may issue ad hoc grants of restricted stock to executives in its discretion. Restrictions on ad hoc grants can be performance-based or service-based at the Committee’s discretion.

Beginning in 2007, the Committee will issue restricted stock units rather than restricted stock. The restricted stock units will have the vesting requirements described above and will pay a quarterly dividend (or dividend equivalent) equal to the amount of any dividends paid on our Parent’s common stock.

4.   SUPPLEMENTAL SENIOR EXECUTIVE RETIREMENT PLAN

Progress Energy sponsors the Supplemental Senior Executive Retirement Plan (“SERP”), which provides a supplemental, unfunded pension benefit for executive officers who have at least 10 years of service and at least three years of service on Progress Energy’s Senior Management Committee. The SERP is designed to provide pension benefits above those earned under Progress Energy’s qualified pension plan. The vesting requirements of the SERP serve to aid in retention. Total years of service attributable to an eligible executive officer may consist of actual or deemed years. The Committee grants deemed years of service on a case-by-case basis depending upon our need to attract and retain a particular executive officer. Except for Mr. McArthur, all of our named executive officers are fully vested in the SERP.

Payments under the SERP are made in the form of an annuity, payable at age 65. The monthly SERP payment is calculated using a formula that equates to 4 percent per year of service (capped at 62 percent) multiplied by the average monthly eligible pay for the highest completed 36 months of eligible pay. Eligible pay includes base salary and annual incentive. Benefits under the SERP are fully offset by Social Security benefits and by benefits paid under Progress Energy’s qualified pension plan. An executive officer, who is age 55 or older with at least 15 years of service, may elect to retire and request to be allowed to commence his or her SERP benefit prior to age 65. This request must be recommended to the Committee by Progress Energy’s Chief Executive Officer and approved by the Committee. Taking the SERP benefit early will result in a 2.5 percent decrease in the executive officer’s benefits for each year that he or she is younger than age 65.

5.   RESTORATION RETIREMENT PLAN

Progress Energy sponsors the Restoration Retirement Plan, which provides an unfunded pension benefit that restores the full pension benefits that would have been earned under its qualified pension plan had certain salary and benefit limits not been in place under the qualified pension plan.

All participants in Progress Energy’s qualified pension plan are eligible to participate in the Restoration Retirement Plan if their qualified benefits are impacted by the IRC limits. Generally, employees become eligible for Restoration Retirement Plan benefits in one of two ways:  either their base salary exceeds the maximum recognizable compensation limit ($220,000 during 2006) or their deferral of base salary into the Management Deferred Compensation Plan exceeds 10 percent, in which case Progress Energy cannot consider such excess deferrals for qualified pension plan purposes.

Generally, the benefit for participants is a monthly benefit payment equal to the difference between a participant’s accrued benefit under Progress Energy’s qualified pension plan without regard to the IRC compensation and benefit limits and a participant’s accrued benefit as calculated under the pension plan.

The vesting requirements for the Restoration Retirement Plan are the same as those of Progress Energy’s qualified pension plan—five years of service. Named executive officers that are eligible to receive benefits under the Supplemental Senior Executive Retirement Plan forego participation in and all rights under the Restoration Retirement Plan.

6.   MANAGEMENT CHANGE-IN-CONTROL PLAN

Our Parent sponsors a Management Change-In-Control Plan (the “CIC Plan”) for selected employees. The purpose of the CIC Plan is to retain key management employees who are critical to the success of any transition resulting from a change-in-control of our Parent.

The Committee has the sole authority and discretion to designate employees and/or positions for participation in the CIC Plan. The Committee has designated certain positions, including the named executive officer positions, for participation in the CIC plan. Participants are not eligible to receive any of the CIC Plan’s benefits absent both a change-in-control of our Parent and an involuntary termination of the participant’s employment without cause, including voluntary termination for good reason. Good reason termination includes changes in employment circumstances such as:

•       a reduction of base salary or incentive targets;

•       certain reductions in position or scope of authority;

•       a significant change in work location; or

•       a breach of provisions of the CIC Plan.

The CIC Plan provides separate tiers of severance benefits based on the position a participant holds within our company. The continuation of health and welfare benefits coverage and the degree of excise tax gross-up for terminated participants align with the length of time during which they will receive severance benefits.

The following table sets forth the key provisions of the CIC Plan benefits as it relates to our named executive officers:

	Tier I	Tier II
Named Executive Officer	Fred N. Day IV, William D. Johnson and Peter M. Scott III	Clayton S. Hinnant and John R. McArthur
Cash Severance	300% of base salary & MICP	200% of base salary & MICP
Health & Welfare Coverage Period	Coverage up to 36 months	Coverage up to 24 months
Gross-ups	Full gross-up of excise tax	Conditional gross-up of excise tax

Additionally, the following benefits are potentially available to named executive officers upon a change-in-control of our Parent.

Benefit	Description
Annual Incentive	100% of target bonus
Restricted Stock Agreements	Restrictions are fully removed on all outstanding grants upon termination and executive takes full and unrestricted ownership of shares
Performance Share Sub-Plan	Outstanding grants vest as of the termination date and interim calculations are made to determine payout
Stock Option Agreements	Rights dependent upon whether option has been assumed by successor
Supplemental Senior Executive Retirement Plan	Participant shall be deemed to have met minimum service requirements for benefit purposes. Participant shall be entitled to payment of benefit under the SERP
Restoration Retirement Plan	Participant shall be deemed to have met minimum service requirements for benefit purposes. Participant shall be entitled to payment of benefit under the Restoration Retirement Plan
Deferred Compensation	Entitled to payment of accrued benefits in all accrued non-qualified deferred compensation plans
Split-Dollar Life Insurance Policies*	We pay all premiums due under a split-dollar life insurance arrangement under which the terminated participant is the insured

* Prior to 2003, Progress Energy sponsored an executive split-dollar life insurance program. The plan provided life insurance coverage approximately equal to three times salary for executive officers. During 2003, Progress Energy discontinued its executive split-dollar program for all future executives and discontinued its payment of premiums on existing split-dollar policies for senior executives in response to final split-dollar regulations and the Sarbanes-Oxley Act of 2002.

In the event of a change-in-control of our Parent, each named executive officer can receive the greater of benefits provided under the CIC Plan or severance benefits provided under his employment agreement.

The CIC Plan also permits the Board to establish a non-qualified trust to protect the benefits of the impacted participants. This type of trust generally is established to protect nonqualified and/or deferred compensation against various risks such as a change-in-control or a management change-of-heart. Any such trust the Board establishes will be irrevocable and inaccessible to future or current management, and may be currently funded. To date, no such trust has been funded with respect to any of our named executive officers.

7.   EMPLOYMENT AGREEMENTS

Each named executive officer has an employment agreement that documents our or Progress Energy’s relationship with that executive and protects us or Progress Energy through non-competition and non-interference provisions. These agreements are provided to the executives as a means of attracting and retaining them. Each agreement has a term of three years.  When an agreement’s remaining term diminishes to two years, the agreement automatically adds another year to the term unless 60 days advance notice is given regarding non-renewal. If a named executive officer is terminated without cause during the term of the agreement, he is entitled to his base salary for the remaining term of the agreement, as well as up to 18 months of COBRA reimbursement.

8.   EXECUTIVE PERQUISITES

We provide certain perquisites and other benefits to our executives in lieu of including the costs of those benefits in the executive’s base salary. Under this approach, the costs of perquisites and other personal benefits are not considered part of base salary and therefore do not affect the calculation of awards and benefits under our various compensation arrangements (e.g., incentive compensation plans and post-employment compensation arrangements). The Committee believes that the perquisites provided to our executives are reasonable, competitive and consistent with our overall executive compensation program in that they help us attract and retain skilled and qualified executives. Executives receive gross-up payments for state and federal income tax obligations related to the perquisites. Amounts attributable to perquisites are disclosed in the “All Other Compensation” column of the Summary Compensation Table. The total value of perquisites, excluding tax gross-ups, received by our named executive officers in 2006, was between $40,000 and $60,000. Each named executive officer receives the perquisites described in the table below.

Perquisite	Description
Car Allowance

Covers car payments, wear and tear, and up to 14,000 business miles driven per calendar year. Executive officers receive the following annual car allowance: William D. Johnson - $18,600; Fred N. Day IV and Peter M. Scott III—$16,200; Clayton S. Hinnant and John R. McArthur—$14,400.

Financial Planning/Tax Preparation Services	We will pay for personal financial planning and counseling as well as personal tax preparation services.
Estate Planning Services	An annual allowance of up to $5,000 for the purpose of purchasing estate planning counseling and services.
Country Club Membership	Membership in an approved country club of his choice; the country club must not discriminate on any basis.
Luncheon Club Membership	Membership in an approved luncheon club of his choice.
Executive Physical	An extensive physical at a clinic specializing in executive physicals, every other year. We reimburse the executive for up to $2,500 for such a physical.
Spousal Air Travel

We will pay for an executive officer’s spouse to travel to business meetings if spousal attendance is required by us. This includes first class air travel, chartered air travel or travel on the corporate aircraft.

Personal Travel on Corporate Aircraft	Executive officers may use corporate aircraft for personal travel under very limited circumstances as authorized by our Parent’s Chief Executive Officer.
Airline Club Membership	Membership in one airline club of his choice.
Home Security	An installed home security system. We also pay the appropriate monitoring fees.
Health Club Membership	Membership in a health club of his choice.
Home Computer	A personal computer for use at home. We also pay monthly fees for Internet access.
Accidental Death and Dismemberment (AD&D) Insurance	We purchase $500,000 of AD&D insurance for each executive officer.
Car Washes	Car wash services for our executives’ vehicles.
Event Tickets	Tickets to various cultural arts and sporting events are made available to executive officers.

During 2007, the Committee intends to evaluate the perquisites provided to the named executive officers in order to determine whether the current perquisite program is competitive and reasonable.

9.   OTHER BROAD-BASED BENEFITS

The following additional benefits are provided to all of our regular, full-time, non-bargaining employees, including the named executive officers.

401(k) Savings & Stock Ownership Plan

Our employees may defer up to 18 percent of their base pay (subject to the applicable IRC limit) in the Progress Energy 401(k) Savings & Stock Ownership Plan (the “401(k) Plan”). The deferrals may be invested in Progress Energy’s common stock and other investment options. Progress Energy makes a matching allocation of 50 percent on the first 6 percent of deferrals, up to 3 percent of eligible base salary earnings. Progress Energy’s matching allocation is increased by up to an additional 50 percent based on the employee’s business unit and/or department achievement of the Employee Cash Incentive Plan goals. Progress Energy matches are made in common stock. Matching allocations are included in the “All Other Compensation” column of the Summary Compensation Table included in this proxy statement.

Pension Plan

Our employees participate in the Progress Energy Pension Plan (the “Pension Plan”), a funded, tax-qualified, noncontributory defined-benefit pension plan. The Pension Plan uses a cash balance formula to accrue benefits. Employees are eligible to participate in the Pension Plan after completing one year of service and accrue benefits throughout their careers. Benefits are payable after termination of employment either in the form of an annuity, or a lump sum payment. An employee is vested in the right to receive pension benefits after completing five years of service.

Health and Welfare Benefits

Benefits such as medical, dental, vision, life insurance and long-term disability coverage are available to all employees who participate in our Parent’s flexible benefits plan. Our Parent provides up to $50,000 of employee term life insurance coverage and long-term disability coverage equal to 60% of monthly earnings. In addition, our Parent provides retiree medical, dental, vision and life insurance coverage to employees who meet certain age and service requirements under the applicable plans.

10. DEFERRED COMPENSATION

Progress Energy sponsors the Management Deferred Compensation Plan (the “MDCP”), an unfunded, deferred compensation arrangement. The MDCP is designed to provide executives with tax deferral options, in addition to those that are available under the existing qualified plans. An executive may elect to defer up to 50 percent of his or her salary for a minimum of five years or until his or her date of retirement. Executives also receive deferred compensation credits of 3 percent of their base salary over the IRC statutory compensation limit on 401(k) retirement plans. An additional credit of up to 3 percent may be credited based on the achievement of Employee Cash Incentive Plan goals. These matching allocations are allocated to an account that will be deemed initially to be invested in shares of a stable value fund within the MDCP. Each executive may reallocate his or her deferred compensation among the other available deemed investment funds that mirror those options available under the 401(k) plan.

Executives can elect to defer up to 100 percent of their MICP and/or performance share awards. The deferral option is provided as an additional benefit to executive officers to provide flexibility in the receipt of compensation. All deferred awards are deemed to be invested in performance units, generally equivalent to shares of Progress Energy’s common stock. For MICP deferred awards, the initial number of deemed performance units are determined by applying a 15 percent discount to Progress Energy’s common stock price. The 15 percent discount is provided to encourage participation and to increase our executives’ overall stock ownership. The performance share deferred awards do not receive a discount.

III.    2006 COMPENSATION DECISIONS

The following section describes how the Committee applied each element to determine the compensation paid to the named executive officers for the services they provided to us in 2006.

BASE SALARY

The Committee established the base salaries of the named executive officers for 2006, as recommended by our Parent’s Chief Executive Officer, Robert B. McGehee, and as set forth in the Summary Compensation Table. Job values for 2006 salary decisions were established at the 75th percentile of market as described in the “Base Salary” section in Part II of this CD&A.

For 2006, the Committee approved, a 3 percent salary increase for Mr. Day, taking his base salary to $395,000, which placed his salary at 101 percent of job value. This placed his salary at 79th percentile of market. For Mr. Day’s position, the benchmarking information showed that the difference between the 50th percentile and the 75th percentile was $35,000, or 10 percent of the 50th percentile base salary. Mr. Day’s job value increased 7 percent in 2006.

Also in 2006, the Committee approved, a 12 percent pay increase for Mr. Johnson, taking his base salary to $730,000, which placed him at 91 percent of his job value. This placed his salary at the 56th percentile of market. For Mr. Johnson’s position, the benchmarking information showed that the difference between the 50th percentile and the 75th percentile was $90,000, or 13 percent of the 50th percentile base salary. There was no increase in Mr. Johnson’s job value in 2006.

The Committee approved, a 19 percent salary increase for Mr. Scott, taking his base salary to $625,000, which placed him at 89 percent of his job value. This placed his salary at the 50th percentile of market. For Mr. Scott’s position, the benchmarking information showed that the difference between the 50th percentile and the 75th percentile was $80,000, or 13 percent of the 50th percentile base salary. Mr. Scott’s salary increase was based on a 27 percent increase in his job value, which reflected the additional responsibilities he assumed upon becoming our Chief Financial Officer.

The Committee approved, a 3 percent salary increase for Mr. Hinnant, taking his base salary to $480,000, which placed his salary at 97 percent of job value. This placed his salary at the 70th percentile of market. For Mr. Hinnant’s position, the benchmarking information showed that the difference between the 50th percentile and the 75th percentile was $70,000, or 16 percent of the 50th percentile base salary. Mr. Hinnant’s job value increased 5 percent in 2006.

The Committee approved, a 13 percent salary increase for Mr. McArthur, taking his base salary to $400,000, which placed his salary at 87 percent of job value. This placed his salary at the 50th percentile of market. For Mr. McArthur’s position, the benchmarking information showed that the difference between the 50th percentile and the 75th percentile was $65,000, or 19 percent of the 50th percentile base salary. Mr. McArthur’s salary increase was due in part to a 4 percent increase in the job value for his position.

ANNUAL INCENTIVE

As noted above in Section II of this CD&A, the Committee exercises its discretion to determine the MICP awards for the named executive officers. In making that determination, the Committee considers the recommendation of our Parent’s Chief Executive Officer, the target award opportunity for each named executive officer and the performance of the named executive officer, the overall operational and financial performance of our Parent and the performance of the organization for which the named executive officer is responsible. Each named executive officer’s MICP target award opportunities are set forth in the table below, expressed as a percentage of their base salaries.

Named Executive Officer	Target Award Opportunities
Fred N. Day IV	55%
William D. Johnson	70%
Peter M. Scott III	63%
Clayton S. Hinnant	45%
John R. McArthur	45%

For 2006, the Committee awarded Mr. Day an MICP award equal to 155 percent of his target award, which equates to an award of $335,000. That award is $119,019 more than Mr. Day would have received if he had been given an award at his target award level. In making the award to Mr. Day, the Committee considered Progress Energy’s and our performance on operational and financial metrics, and his overall performance in meeting operational and leadership goals for 2006.

For 2006, the Committee awarded Mr. Johnson an MICP award equal to 180 percent of his target award, which equates to an award of $895,000. That award is $396,923 more than Mr. Johnson would have received if he had been given an award at his target award level. In making the award to Mr. Johnson, the Committee considered the Progress Energy’s and our performance on financial and operational metrics, his role in repositioning Progress Energy’s strategy to focus on its regulated electric utility businesses, and his overall performance in meeting operational and leadership goals for 2006.

For 2006, the Committee awarded Mr. Scott an MICP award equal to 181 percent of his target award, which equates to an award of $685,000. That award is $305,788 more than Mr. Scott would have received if he had been given an award at his target award level. In making the award to Mr. Scott, the Committee considered Progress Energy’s performance on earnings per share at 150 percent of target, his role in repositioning Progress Energy’s strategy to focus on its regulated electric utility businesses, and his overall performance in meeting operational and leadership goals for 2006.

For 2006, the Committee awarded Mr. Hinnant an MICP award equal to 149 percent of his target award, which equates to an award of $320,000. That award is $105,558 more than Mr. Hinnant would have received if he had been given an award at his target award level. In making the award to Mr. Hinnant, the Committee considered Progress Energy’s and our performance on operational and financial metrics, the nuclear operational performance, and his overall performance in meeting operational and leadership goals for 2006.

For 2006, the Committee awarded Mr. McArthur an MICP award equal to 171 percent of his target award, which equates to an award of $300,000. That award is $124,673 more than Mr. McArthur would have received if he had been given an award at his target award level. In making the award to Mr. McArthur, the Committee considered Progress Energy’s performance on earnings per share at 150 percent of target, his role in repositioning Progress Energy’s strategy to focus on its regulated electric utility businesses, and his overall performance in meeting operational and leadership goals for 2006.

LONG-TERM INCENTIVES

Restricted Stock

Restricted stock was granted during the first quarter of 2006 to each named executive officer in accordance with his pre-established target. These grants are included in the Grants of Plan-Based Awards Table. No ad hoc grants were given to named executive officers in 2006.

Performance Shares

For 2006, our Parent incurred expense for four performance share grants as described below. After half of the performance period is completed, expected payout for each of the performance share grants is revised quarterly based on the period-to-date results and the probability of achieving a certain level of performance. The expense associated with these grants is reflected in the “Stock Awards” column and associated footnotes of the Summary Compensation Table included in this proxy statement.

For the 2003 performance shares that vested in 2006, payout was made at 25 percent of target based on a 50 percent multiplier for the EBITDA component and a 0 percent multiplier for the total shareholder return component as described in the “Performance Shares” discussion in Part II of this CD&A. The 25 percent payout was a reduction from the expected payout of 50 percent that was assumed at the end of 2005. This reduction required a reversal of prior year expense and resulted in negative compensation expense in 2006 for each of the named executive officers.

For the 2004 and 2005 performance shares that vest in 2007 and 2008, respectively, the expected payout for expense purposes was reduced from target at the end of 2005 to an expected payout of 0 percent at the end of 2006. This reduction was based on the relative performance-to-date of the total shareholder return and EBITDA measures. This reduction in expected payout required a reversal of prior year expense and resulted in negative compensation expense for these performance shares in 2006.

For the performance shares granted in 2006, performance-to-date reflects a 0% payout; however, our practice is to not adjust expected payout for expense purposes until the performance period is at least halfway complete. Since Messrs. Day, Scott, and Hinnant were retirement eligible under the 2002 Equity Incentive Plan, generally accepted accounting principles require that their performance shares be fully expensed in 2006.

IV. COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed this CD&A with management as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Committee recommended to the Company’s Board of Directors that the CD&A be included in this Proxy Statement.

Organization and Compensation Committee

E. Marie McKee, Chair
Edwin B. Borden
David L. Burner
Harris E. DeLoach, Jr.
W. Steven Jones
John H. Mullin, III

Unless specifically stated otherwise in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the foregoing Compensation Committee Report shall not be deemed soliciting material, shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

COMPENSATION TABLES

The following are the required tables and related narratives detailing the compensation to each named executive officer. The format of the tables generally is prescribed by the SEC and the data they present is factual in nature and not subject to discretion.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table discloses the compensation of our Chief Executive Officer, Chief Financial Officer, and the other three highest paid executive officers in 2006. The values in the table reflect the compensation expense as required by generally accepted accounting principles in particular, FAS 123R. For instance, our Parent’s stock option program was discontinued in 2004, but because options are expensed over the vesting period, the table reflects the remaining expense for options that vested in 2006. Similarly, performance shares granted in 2006 generally are expensed over the applicable vesting period. However, since Messrs. Scott, Hinnant, and Day were retirement eligible under the 2002 Equity Incentive Plan as of December 31, 2006, full recognition of expense associated with the expected payout of outstanding performance shares was required. Additionally, column (h) is dependent upon actuarial assumptions for determining the amounts included. A change in these actuarial assumptions would impact the values shown in this column. Where appropriate, we have indicated the major assumptions in the footnotes to column (h).

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Fred N. Day IV, President and Chief Executive Officer	2006	$392,692	N/A	$269,404[7]	$35,190	$335,000	$582,051[8]	$103,186[9]	$1,717,523
William D. Johnson, Group President	2006	$711,539	N/A	$1,029,242[10]	$44,790	$895,000	$985,266[11]	$153,133[12]	$3,818,970
Peter M. Scott III, Executive Vice President and Chief Financial Officer	2006	$601,923	N/A	$1,613,490[13]	$41,588	$685,000	$1,109,862[15]	$145,674[16]	$4,197,537
Clayton S. Hinnant, Senior Vice President and Chief Nuclear Officer	2006	$476,539	N/A	$264,833[17]	$31,192	$320,000	$442,095[18]	$158,818[19]	$1,693,477
John R. McArthur, Senior Vice President and Corporate Secretary	2006	$389,616	N/A	$280,815[20]	$17,568	$300,000	$31,935[21]	$95,794[22]	$1,115,726

1 Consists of base salary earnings prior to (i) employee contributions to the Progress Energy 401(k) Savings & Stock Ownership Plan and (ii) voluntary deferrals, if any, under the Progress Energy Management Deferred Compensation Plan. See “Deferred Compensation” discussion in Part II of the CD&A. Salary adjustments, if necessary, generally occur in March of each year.

2 Includes the 2006 expense related to restricted stock and performance share awards for financial statement reporting purposes in accordance with FAS 123R, excluding forfeitures.

3 Includes the value of stock options that were granted prior to 2006 and expensed in 2006 for financial statement reporting purposes in accordance with FAS 123R, excluding forfeitures. Our Parent ceased granting stock options in 2004. No additional expense remains with respect to our Parent’s discontinued stock option program. All options were vested as of the end of 2006.

4 Includes the awards given under the Progress Energy Management Incentive Compensation Plan for 2006 performance.

5 Includes the change in present value of the accrued benefit under the Progress Energy Pension Plan, Supplemental Executive Retirement Plan (SERP), and/or Restoration Retirement Plan where applicable. In addition, it includes the above market earnings on deferred compensation under the Deferred Compensation Plan for Key Management Employees. The SERP and Restoration Plan current incremental present value was determined using actuarial present value factors as provided by our Parent’s actuarial consultants, Buck Consultants, based on FAS mortality assumptions post-65 and FAS discount rates of 5.7% for SERP and 5.75% for Restoration Plan used in calculating the December 31, 2005, accrued benefit and 6.0% and 5.8% respectively for the December 31, 2006, accrued benefit. The Deferred Compensation Plan for Key Management Employees was discontinued in 2000 and replaced with the Management Deferred Compensation Plan, which does not have a guaranteed rate of return. The Deferred Compensation Plan for Key Management Employees provides a fixed rate of return of 10.0% on deferred amounts, which was 2.7% above the market interest rate of 7.3% at the time the plan was frozen in 1996. Named executive officers who were participants in the Deferred Compensation Plan for Key Management Employees continue to receive the plan benefits with respect to amounts deferred prior to its discontinuance. The above market earnings under the Deferred Compensation Plan for Key Management Employees are included in this column for Messrs. Johnson, Hinnant and Day.

6 Includes the following items: Matching contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan and Management Deferred Compensation Plans; perquisites and tax gross-ups;  change in benefit value under the Supplemental Deferred Compensation Program agreement with Mr. Hinnant; and the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance program. The two drivers of expense under the Executive Permanent Life Insurance program are the number of years remaining until the policy splits and the Company portion of the premium. The greater the number of years until rollout, the higher the cost to us to provide the future benefit.

7 Includes the following expense for performance shares and restricted stock. PSSP grants: 2003 grant—($89,411); 2004 grant—($180,370); 2005 grant—($250,320); 2006 grant—$516,144. Negative expense for the 2003, 2004, and 2005 grants was due to the reversal of a portion of the accrued expense on December 31, 2005, as compared to (i) the actual payout in 2006 for the 2003 grant or (ii) the estimated payout as of December 31, 2006, for the 2004 and 2005 grants. Restricted stock amortization:  $273,361.

8 Includes changes in present value of the accrued benefit during 2006 for the following plans: Progress Energy Pension Plan: $95,280; SERP: $484,194 primarily due to increase in average monthly eligible pay over the past 36 months. In addition, this includes the above market earnings on compensation deferred under the Deferred Compensation Plan for Key Management Employees of $2,577.

9 Consists of (i) $11,955 in contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; (ii) $17,556 in dollar value of premiums related to the Executive Permanent Life Insurance program based on 3 years until policy splits and total policy premium of $95,000; (iii) $9,643 in deferred compensation credits pursuant to the terms of the Management Deferred Compensation Plan; (iv) $22,357 in gross-up payments for certain federal and state income tax obligations; and (v) $41,674 in perquisites including $14,627 for financial and estate planning and $16,200 for auto allowance.

10 Includes the following expense for performance shares and restricted stock.  PSSP grants: 2003 grant—($130,292); 2004 grant—($264,714); 2005 grant—$279,619; 2006 grant—$436,783. Negative expense for the 2003 and 2004 grants was due to the reversal of a portion of the accrued expense on December 31, 2005, as compared to (i) the actual payout in 2006 for the 2003 grant or (ii) the estimated payout as of December 31, 2006, for the 2004 grant. Restricted stock amortization:  $707,847.

11 Includes changes in present value of the accrued benefit during 2006 for the following plans: Progress Energy Pension Plan: $32,154; SERP: $946,321 primarily due to increase in average monthly eligible pay over the past 36 months. In addition, this includes the above market earnings on compensation deferred under the Deferred Compensation Plan for Key Management Employees of $6,791.

12 Consists of (i) $10,695 in contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; (ii) $16,671 in dollar value of premiums related to the Executive Permanent Life Insurance program based on 13 years until policy splits and total policy premium of $44,500; (iii) $23,326 in deferred compensation credits pursuant to the terms of the Management Deferred Compensation Plan; (iv) $43,686 in gross-up payments for certain federal and state income tax obligations; and (v) $58,755 in perquisites including $14,540 for financial and estate planning and $18,600 for auto allowance.

13 Includes the following expense for performance shares and restricted stock. PSSP grants: 2003 grant—($120,072); 2004 grant—($245,975); 2005 grant—$359,521; 2006 grant—$873,137. Negative expense for the 2003 and 2004 grants was due to the reversal of a portion of the accrued expense on December 31, 2005, as compared to (i) the actual payout in 2006 for the 2003 grant or (ii) the estimated payout as of December 31, 2006, for the 2004 grant. Restricted stock amortization:  $746,879.

14 Pursuant to the amendment dated August 5, 2005, to Mr. Scott’s employment agreement, the Committee exercised their discretion under the MICP to increase the award to Mr. Scott based upon Mr. Scott’s performance, with such increase based upon a target award equal to 63% of Mr. Scott’s base salary for the year.

15 Includes changes in present value of the accrued benefit during 2006 for the following plans: Progress Energy Pension Plan: $27,056; SERP: $1,082,806 primarily due to increase in service accrual percentage from 56% to 60% due to additional year of service and increase in average monthly eligible pay over the past 36 months.

16 Consists of (i) $11,168 in contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; (ii) $33,995 in dollar value of premiums related to the Executive Permanent Life Insurance program based on 8 years until policy splits and the total policy premium of $110,475; (iii) $18,309 in deferred compensation credits pursuant to the terms of the Management Deferred Compensation Plan; (iv) $39,198 in gross-up payments for certain federal and state income tax obligations; and (v) $43,004 in perquisites including $18,252 for financial and estate planning and $16,200 for auto allowance.

17 Includes the following expense for performance shares and restricted stock. PSSP grants: 2003 grant—($91,185); 2004 grant—($178,270); 2005 grant—($250,032); 2006 grant—$515,568. Negative expense for the 2003, 2004 and 2005 grants was due to the reversal of a portion of the accrued expense on December 31, 2005, as compared to (i) the actual payout in 2006 for the 2003 grant or (ii) the estimated payout as of December 31, 2006, for the 2004 and 2005 grants. Restricted stock amortization:  $268,752.

18 Includes changes in present value of the accrued benefit during 2006 for the following plans: Progress Energy Pension Plan: $84,742; SERP: $342,989 primarily due to increase in average monthly eligible pay over the past 36 months. In addition, this includes the above market earnings on compensation deferred under the Deferred Compensation Plan for Key Management Employees of $14,364.

19 Consists of (i) $9,750 in contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; (ii) $18,541 in dollar value of premiums related to the Executive Permanent Life Insurance program based on 3 years until policy splits and total policy premium of $113,750; (iii) $11,521 in deferred compensation credits pursuant to the terms of the Management Deferred Compensation Plan; (iv) $20,260 in gross-up payments for certain federal and state income tax obligations; (v) $40,745 in perquisites including $14,913 for financial and estate planning and $16,200 for auto allowance; and (vi) $58,000 due to change in benefit value under the Supplemental Deferred Compensation Program agreement.

20 Includes the following expense for performance shares and restricted stock. PSSP grants: 2003 grant—($46,113); 2004 grant—($126,515); 2005 grant—$78,078; 2006 grant—$131,202. Negative expense for the 2003 and 2004 grants was due to the reversal of a portion of the accrued expense on December 31, 2005, as compared to (i) the actual payout in 2006 for the 2003 grant or (ii) the estimated payout as of December 31, 2006, for the 2004 and 2005 grants. Restricted stock amortization:  $244,163.

21 Includes changes in present value of the accrued benefit during 2006 for the following plans: Progress Energy Pension Plan: $15,575; Progress Energy Restoration Retirement Plan: $16,360.

22 Consists of (i) $10,132 in contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; (ii) $8,249 in dollar value of premiums related to the Executive Permanent Life Insurance program based on 16 years until policy splits and total policy premium of $21,050; (iii) $7,822 in deferred compensation credits pursuant to the terms of the Management Deferred Compensation Plan; (iv) $24,469 in gross-up payments for certain federal and state income tax obligations; and (v) $45,121 in perquisites including $14,461 for financial and estate planning and $14,400 for auto allowance.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]
Name (a)	Grant Date (b)	Thresh- old ($) (c)	Target ($) (d)	Maxi- mum ($) (e)	Thresh- old (#) (f)	Target (#) (g)	Maxi- mum (#) (h)	All Other Stock Awards: Number of Shares of Stock or Units[3] (#) (i)	All Other Option Awards: Number of Securities Underlying Options[4] (j)	Exercise or Base Price of Option Awards[4] (k)	Grant Date Fair Value of Stock and Option Awards[5] (l)
Fred N. Day IV, President and Chief	Restricted Stock 3/14/06							6,100			$271,796
Executive Officer	PSSP 3/14/06				1,457	11,659	23,318				$516,144
William D. Johnson, Group President	Restricted Stock 3/14/06							16,600			$739,641
	PSSP 3/14/06				3,700	29,599	59,198				$1,310,348
Peter M. Scott III, Executive Vice President and	Restricted Stock 3/14/06							12,100			$539,136
Chief Financial Officer	PSSP 3/14/06				2,465	19,723	39,446				$873,137
Clayton S. Hinnant, Senior Vice President and	Restricted Stock 3/14/06							6,000			$267,340
Chief Nuclear Officer	PSSP 3/14/06				1,456	11,646	23,292				$515,568
John R. McArthur, Senior Vice President and	Restricted Stock 3/14/06							5,000			$222,784
Corporate Secretary	PSSP 3/14/06				1,111	8,891	17,782				$393,605

1 The Management Incentive Compensation Plan is considered a non-equity incentive compensation plan and 2006 awards, which were paid out in 2007, are reflected in the “Summary Compensation Table.”  Therefore, no future payouts are expected for 2006 awards.

2 Reflects the potential payouts of the 2006 PSSP grants. The grant size was calculated by multiplying the executive’s salary as of January 31, 2006, times his 2006 PSSP target and dividing by the December 30, 2005, closing stock price of $43.92. The Threshold column reflects the minimum payment level under our Parent’s PSSP which is 12.5% of the target amount shown in the Target column. The amount shown in the maximum column is 200% of the target amount.

3 Reflects the number of restricted shares granted during 2006 under the 2002 Progress Energy Equity Incentive Plan. The number of shares granted was determined by multiplying the executive’s salary as of March 14, 2006, times his 2006 restricted stock target and dividing by the March 13, 2006, closing stock price of $44.06. Number of shares granted was rounded to the nearest 100.

4 Progress Energy ceased granting stock options in 2004.

5 Reflects the grant date fair value of the award based on the following assumptions: Market value of restricted stock granted on March 14, 2006, based on market value of shares purchased on March 15, 2006, for $44.56 per share times the shares granted in column (i). Market value of PSSP granted on March 14, 2006, based on closing stock price on March 14, 2006, of $44.27 times target number of shares in column (g).

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED AWARDS TABLE

EMPLOYMENT AGREEMENTS

Messrs. Day, Johnson, Scott, Hinnant and McArthur have entered into employment agreements with Progress Energy or one of its subsidiaries. Each of these agreements has an effective date of August 1, 2000, except Mr. Johnson’s agreement, which has an effective date of January 1, 2005. These agreements provide for base salary, bonuses, perquisites and participation in the various executive compensation plans offered to our senior executives. The agreements all provide that they will remain in effect for three years from the effective date. Each agreement also includes an “Evergrow provision,” which provides that each year, the agreement will be extended such that the prospective term will always be three years forward on the anniversary date of the effective date. Progress Energy may elect not to extend an executive officer’s agreement and must notify the officer of such an election at least 60 days prior to the annual anniversary date of his agreement’s effective date. Executive benefit plan eligibility, termination and other key provisions of the agreements are discussed below.

Agreement with Mr. Day

The agreement with Mr. Day provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, Progress Energy will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of Progress Energy and (ii) Mr. Day is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Day is asked to relocate more than 50 miles. If Mr. Day’s employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the CIC Plan. If Progress Energy terminates Mr. Day’s employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Day provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

Agreement with Mr. Johnson

The agreement with Mr. Johnson notes that he was awarded seven years of deemed service toward the benefits and vesting requirements of the SERP. Three of those years were also deemed to be service on the SMC for purposes of SERP eligibility.

The agreement with Mr. Johnson provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, Progress Energy will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of Progress Energy and (ii) Mr. Johnson is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Johnson is asked to relocate more than 50 miles. If Mr. Johnson’s employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the CIC Plan. If Progress Energy terminates Mr. Johnson’s employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Johnson provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

Agreement with Mr. Scott

Pursuant to the terms of his agreement, Mr. Scott received transition compensation of $100,000, and has been awarded seven years of deemed service toward the benefits and vesting requirements of the SERP.

The agreement with Mr. Scott provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, Progress Energy will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of Progress Energy and (ii) Mr. Scott is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Scott is asked to relocate more than 50 miles. If Mr. Scott’s employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the CIC Plan. If Progress Energy terminates Mr. Scott’s employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Scott provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

In March 2005, Mr. Scott was assigned increased responsibilities within our Parent. In light of those increased responsibilities and in order to retain Mr. Scott through at least April 1, 2008, the Organization and Compensation Committee of our Parent’s Board of Directors (the “Committee”) approved an amendment to Mr. Scott’s employment agreement (the “Amendment”) on July 12, 2005. The Amendment provides for certain increases in Mr. Scott’s 2005 long- and short-term compensation targets. Mr. Scott’s new annual targets for long-term compensation in the form of performance share awards granted pursuant to the Performance Share Sub-Plan (“PSSP”) of Progress Energy’s 2002 Equity Incentive Plan and restricted stock increased to 165 percent and 85 percent, respectively, of his base salary for each of the years 2005, 2006 and 2007. Additionally, the amendment provides that at the time of each annual review of MICP awards for the years 2005, 2006 and 2007, the Committee will consider exercising discretion under the MICP to increase the awards to Mr. Scott and that any such increase will be based upon a target award equal to 63 percent of Mr. Scott’s base salary for the year. Mr. Scott’s base salary for 2005 was $525,000. The Amendment also provides that if (i) prior to April 1, 2008, Progress Energy terminates Mr. Scott’s employment without cause, or (ii) after April 1, 2008, either Progress Energy terminates Mr. Scott’s employment without cause, or Mr. Scott voluntarily terminates his employment, then Mr. Scott’s PSSP grants for the 2006 and 2007 plan years will vest immediately upon his employment termination date, and any restricted stock awards granted to Mr. Scott in 2005, 2006 and 2007 will vest immediately upon his employment termination date. Additionally, the Amendment provides that in lieu of accelerating the vesting schedules of the above-referenced awards, Progress Energy may provide Mr. Scott with the cash value of such PSSP grants and/or restricted stock awards as of his employment termination date. The Amendment also provides that the accelerated vesting terms outlined above will not apply in the event of a constructive termination of Mr. Scott’s employment.

Agreement with Mr. Hinnant

The agreement with Mr. Hinnant provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, Progress Energy will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of Progress Energy and (ii) Mr. Hinnant is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Hinnant is asked to relocate more than 50 miles. If Mr. Hinnant’s employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the CIC Plan. If Progress Energy terminate Mr. Hinnant’s employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans but shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Hinnant provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

On August 27, 1996, our Parent’s Board of Directors approved an additional deferred compensation agreement for Clayton S. Hinnant. Under the agreement, if Mr. Hinnant were to retire after age 62, 63, 64, or 65, he would receive $531,000, $595,000, $668,000, or $750,000, respectively. As of December 31, 2006, Mr. Hinnant was 62 and would have been entitled to receive a deferred compensation award in the amount of $531,000.

Agreement with Mr. McArthur

The agreement with Mr. McArthur provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, Progress Energy will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of Progress Energy and (ii) Mr. McArthur is offered a new position with a material change in authority, duty, wages or benefits, or Mr. McArthur is asked to relocate more than 50 miles. If Mr. McArthur’s employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the CIC Plan. If Progress Energy terminates Mr. McArthur’s employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans but shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. McArthur provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options[2] (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[3] (#)		Market Value of Shares or Units of Stock That Have Not Vested[3] ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[4] ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)		(i)		(j)
Fred N. Day IV,	35,000	—	—	$43.49	9/30/2011	24,167	[5]	$ 1,186,116	[5]	12,146	[6]	$ 596,109	[6]
President and	38,000			$41.97	9/30/2012
Chief Executive	44,000			$44.75	9/30/2013
Officer
William D. Johnson,	42,500	—	—	$43.49	9/30/2011	60,934	[7]	$ 2,990,641	[7]	30,834	[8]	$ 1,513,356	[8]
Group President	50,500			$41.97	9/30/2012
	56,000			$44.75	9/30/2013
Peter M. Scott III,	42,500	—	—	$43.49	9/30/2011	69,634	[9]	$ 3,417,637	[9]	20,546	[10]	$ 1,008,410	[10]
Executive Vice	46,000			$41.97	9/30/2012
President and	52,000			$44.75	9/30/2013
Chief Financial
Officer
Clayton S. Hinnant,	32,100	—	—	$43.49	9/30/2011	24,167	[11]	$ 1,186,116	[11]	12,132	[12]	$ 595,444	[12]
Senior Vice	35,000			$41.97	9/30/2012
President and	39,000			$44.75	9/30/2013
Chief Nuclear
Officer
John R. McArthur,	7,100	—	—	$43.80	1/31/2012	19,834	[13]	$ 973,453	[13]	9,262	[14]	$ 454,585	[14]
Senior Vice	7,700			$41.97	9/30/2012
President and	22,000			$44.75	9/30/2013
Corporate
Secretary

1 Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share.

2 All outstanding stock options are vested as of December 31, 2006. Progress Energy ceased granting stock options in 2004.

3 Consists of outstanding restricted stock grants.

4 Performance share value based on expected payout of 0% on outstanding 2004 and 2005 PSSP grants and target for the 2006 PSSP grant. 2004 grants vested on January 1, 2007; 2005 grants will vest on January 1, 2008; 2006 grants will vest on January 1, 2009. Payout for 2004 grants was expected to be 0% based on (i) actual total shareholder return for the performance period resulting in 0% payout and (ii) EBITDA results as of September 30, 2006, of 0%. EBITDA portion of PSSP is on a quarter lag based on delay in financial filings to determine peer performance and will be finalized in April 2007. Expected payout for 2005 performance share grants was 0% based on total shareholder return performance as of December 31, 2006, and EBITDA performance as of September 30, 2006. These columns only include shares and market value of 2006 performance share grants. See further discussion under “Performance Shares” in Part III of the CD&A.

5 Restricted stock grants vest based on the following schedule: 1,866 shares on March 16, 2007; 2,333 shares on March 18, 2007; 1,800 shares on March 20, 2007; 2,000 shares on March 15, 2008; 1,867 shares on March 16, 2008; 2,334 shares on March 18, 2008; 2,033 shares on March 14, 2009; 2,000 shares on March 15, 2009; 1,867 shares on March 16, 2009; 2,033 shares on March 14, 2010; 2,000 shares on March 15, 2010; and 2,034 shares on March 14, 2011. Market value at December 31, 2006, was based on December 29, 2006, closing price of $49.08 per share.

6 Includes performance shares granted on March 14, 2006, and accumulated dividends as of December 31, 2006. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share. The following performance share balances, original grant plus accumulated dividends, are excluded based on their expected payout of 0%: 2004 performance shares—6,380 and 2005 performance shares—11,955.

7 Restricted stock grants vest based on the following schedule: 4,400 shares on March 16, 2007; 3,400 shares on March 18, 2007; 2,467 shares on March 20, 2007; 6,667shares on October 1, 2007; 5,066 shares on March 15, 2008; 4,400 shares on March 16, 2008; 3,400 shares on March 18, 2008; 5,533 shares on March 14, 2009; 5,067 shares on March 15, 2009; 4,400 shares on March 16, 2009; 5,533 shares on March 14, 2010; 5,067 shares on March 15, 2010; and 5,534 shares on March 14, 2011. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share.

8 Includes performance shares granted on March 14, 2006, and accumulated dividends as of December 31, 2006. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share. The following performance share balances, original grant plus accumulated dividends, are excluded based on their expected payout of 0%: 2004 performance shares—9,364 and 2005 performance shares—30,352.

9 Restricted stock grants vest based on the following schedule: 2,533 shares on March 16, 2007; 3,133 shares on March 18, 2007; 2,467 shares on March 20, 2007; 20,000 shares on October 1, 2007; 2,733 shares on March 15, 2008; 2,533 shares on March 16, 2008; 3,134 shares on March 18, 2008; 13,000 shares on April 1, 2008; 4,033 shares on March 14, 2009; 2,733 shares on March 15, 2009; 2,534 shares on March 16, 2009; 4,033 shares on March 14, 2010; 2,734 shares on March 15, 2010; and 4,034 shares on March 14, 2011. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share.

10 Includes performance shares granted on March 14, 2006, and accumulated dividends as of December 31, 2006. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share. The following performance share balances, original grant plus accumulated dividends, are excluded based on their expected payout of 0%: 2004 performance shares—8,701 and 2005 performance shares—20,225.

11 Restricted stock grants vest based on the following schedule: 1,833 shares on March 16, 2007; 2,400 shares on March 18, 2007; 1,867 shares on March 20, 2007; 2,000 shares on March 15, 2008; 1,833 shares on March 16, 2008; 2,400 shares on March 18, 2008; 2,000 shares on March 14, 2009; 2,000 shares on March 15, 2009; 1,834 shares on March 16, 2009; 2,000 shares on March 14, 2010; 2,000 shares on March 15, 2010; and 2,000 shares on March 14, 2011. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share.

12 Includes performance shares granted on March 14, 2006, and accumulated dividends as of December 31, 2006. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share. The following performance share balances, original grant plus accumulated dividends, are excluded based on their expected payout of 0%: 2004 performance shares—6,306 and 2005 performance shares—11,942.

13 Restricted stock grants vest based on the following schedule:  1,300  shares on March 16, 2007; 1,233 shares on March 18,2007;  4,167 shares on December 11, 2007;  1,433 shares on March 15, 2008; 1,300 shares on March 16, 2008; 1,234 shares on March 18, 2008; 1,666  shares on March 14, 2009; 1,433 shares on March 15, 2009; 1,300 shares on March 16, 2009; 1,667 shares on March 14,2010;  1,434 shares on March 15, 2010; and 1,667 shares on March 14, 2011.  Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share.

14 Includes performance shares granted on March 14, 2006, and accumulated dividends as of December 31, 2006. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share. The following performance share balances, original grant plus accumulated dividends, are excluded based on their expected payout of 0%: 2004 performance shares—4,475 and 2005 performance shares—8,475.

OPTION EXERCISES AND STOCK VESTED

	Option Awards[1]		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Fred N. Day IV, President and Chief Executive Officer	—	—	9,776[2]	$436,895[2]
William D. Johnson Group President	—	—	18,711[3]	$831,138[3]
Peter M. Scott III, Executive Vice President and Chief Financial Officer	—	—	9,410[4]	$418,320[4]
Clayton S. Hinnant, Senior Vice President and Chief Nuclear Officer	—	—	7,650[5]	$340,484[5]
John R. McArthur, Senior Vice President and Corporate Secretary	—	—	6,454[6]	$304,319[6]

1 None of the named executive officers exercised stock options in 2006.

2 Reflects 2,043.92 PSSP shares valued at $91,084 based on a 25% payout of the 2003 PSSP grant that vested on January 1, 2006, and 7,733 restricted shares valued at $345,811. Value of PSSP shares calculated using the March 31, 2006, closing stock price of $43.98 plus the May 1, 2006, quarterly dividend of $0.605 or $44.585 per share. May 1, 2006, dividend added due to payment being processed after the April 10, 2006, dividend record date. Value of restricted shares calculated using the opening stock price three days prior to vesting for purpose of determining taxes due upon vesting. Of the 7,733 restricted shares that vested in 2006, 2,333 vested on March 18 and were valued at $44.23 per share, 1,800 vested on March 20 and were valued at $44.23 per share, and 3,600 vested on March 22 and were valued at $45.28 per share.

3 Reflects 2,977.01 PSSP shares valued at $132,730 based on a 25% payout of the 2003 PSSP grant that vested on January 1, 2006, and 15,734 restricted shares valued at $698,408. Value of PSSP shares calculated using the March 31, 2006, closing stock price of $43.98 plus the May 1, 2006, quarterly dividend of $0.605 or $44.585 per share. May 1, 2006, dividend added due to payment being processed after the April 10, 2006, dividend record date. Value of restricted shares calculated using the opening stock price three days prior to vesting for purpose of determining taxes due upon vesting. Of the 15,734 restricted shares that vested in 2006, 3,400 vested on March 18 and were valued at $44.23 per share, 2,467 vested on March 20 and were valued at $44.23 per share, 3,200 vested on March 22 and were valued at $45.28 per share, and 6,667 vested on October 2 and were valued at $44.10 per share.

4 Reflects 2,743.48 PSSP shares valued at $122,318 based on a 25% payout of the 2003 PSSP grant that vested on January 1, 2006, and 6,667 restricted shares valued at $296,002. Value of PSSP shares calculated using the March 31, 2006, closing stock price of $43.98 plus the May 1, 2006, quarterly dividend of $0.605 or $44.585 per share. May 1, 2006, dividend added due to payment being processed after the April 10, 2006, dividend record date. Value of restricted shares calculated using the opening stock price three days prior to vesting for purpose of determining taxes due upon vesting. Of the 6,667 restricted shares that vested in 2006, 3,133 vested on March 18 and were valued at $44.23 per share, 2,467 vested on March 20 and were valued at $44.23 per share, and 1,067 vested on March 22 and were valued at $45.28 per share.

5 Reflects 2,083.46 PSSP shares valued at $92,891 based on a 25% payout of the 2003 PSSP grant that vested on January 1, 2006, and 5,567 restricted shares valued at $247,593. Value of PSSP shares calculated using the March 31, 2006, closing stock price of $43.98 plus the May 1, 2006, quarterly dividend of $0.605 or $44.585 per share. May 1, 2006, dividend added due to payment being processed after the April 10, 2006, dividend record date. Value of restricted shares calculated using the opening stock price three days prior to vesting for purpose of determining taxes due upon vesting. Of the 5,567 restricted shares that vested in 2006, 2,400 vested on March 18 and were valued at $44.23 per share, 1,867 vested on March 20 and were valued at $44.23 per share, and 1,300 vested on March 22 and were valued at $45.28 per share.

6 Reflects 1053.63 PSSP shares valued at $46,976 based on a 25% payout of the 2003 PSSP grant that vested on January 1, 2006, and 5,400 restricted shares valued at $257,343. Value of PSSP shares calculated using the March 31, 2006, closing stock price of $43.98 plus the May 1, 2006, quarterly dividend of $0.605 or $44.585 per share. May 1, 2006, dividend added due to payment being processed after the April 10, 2006, dividend record date. Value of restricted shares calculated using the opening stock price three days prior to vesting for purpose of determining taxes due upon vesting. Of the 5,400 restricted shares that vested in 2006, 1,233 vested on March 18 and were valued at $44.23 per share and 4,167 vested on December 11 and were valued at $48.67 per share.

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under each of the Progress Energy Pension Plan, Progress Energy Restoration Retirement Plan and/or SERP determined using interest rate and mortality rate assumptions that are consistent with those used in Progress Energy’s financial statements. Information regarding the Progress Energy Pension Plan, Progress Energy Restoration Retirement Plan, and SERP can be found under the heading “Supplemental Senior Executive Retirement Plan”, “Restoration Retirement Plan” and “Other Broad-Based Benefits” in the CD&A section of this proxy statement.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Fred N. Day IV,	Progress Energy Pension Plan	38.6	$ 1,088,863	$0
President and Chief Executive Officer	Supplemental Senior Executive Retirement Plan	38.6	$ 3,341,211[2]	$0
William D. Johnson,	Progress Energy Pension Plan	14.3	$ 298,716	$0
Group President	Supplemental Senior Executive Retirement Plan	21.3[3]	$ 4,276,377[4]	$0
Peter M. Scott III,	Progress Energy Pension Plan	8.0	$ 146,645	$0
Executive Vice President and Chief Financial Officer	Supplemental Senior Executive Retirement Plan	15.0[5]	$ 4,341,059[6]	$0
Clayton S. Hinnant,	Progress Energy Pension Plan	29.3	$ 1,017,003	$0
Senior Vice President and Chief Nuclear Officer	Supplemental Senior Executive Retirement Plan	29.3	$ 3,304,924[7]	$0
John R. McArthur,	Progress Energy Pension Plan	5	$ 73,894	$0
Senior Vice President and Corporate Secretary	Progress Energy Restoration Retirement Plan	5	$ 39,753[8]	$0

1 Actuarial present value factors as of December 31, 2006, for computation of accumulated benefit under Supplemental Senior Executive Retirement Plan, Progress Energy Restoration Retirement Plan, and Progress Energy Pension Plan was 6.00%, 5.80%, and 5.95%, respectively.

2 Based on estimated annual benefit payable at age 65 of $300,177.

3 Includes seven years of deemed service. Without these seven years, Mr. Johnson’s benefit multiplier is reduced from 62.0% to 57.2% under the plan. Therefore, his benefit augmentation for deemed years of service is $366,070.

4 Based on an estimated annual benefit payable at age 65 of $729,321.

5 Includes seven years of deemed service. Without these seven years, Mr. Scott would not meet the minimum 10 years of service required for vesting in the Supplemental Executive Retirement Plan. Therefore, his benefit augmentation for deemed years of service is $4,341,059.

6 Based on an estimated annual benefit payable at age 65 of $586,424.

7 Based on an estimated annual benefit payable at age 65 of $336,618.

8 Present value of the accrued benefit earned under the Restoration Retirement Plan, a non-qualified unfunded retirement plan designed to provide certain executives benefits in excess of IRC salary caps placed on qualified plans.

NONQUALIFIED DEFERRED COMPENSATION

The table below shows the nonqualified deferred compensation for each of the named executive officers. Information regarding details of the deferred compensation plans currently in effect can be found under the heading “Deferred Compensation” in the CD&A section of this proxy statement. In addition, the Deferred Compensation Plan for Key Management Employees is discussed in footnote 6 to the “Summary Compensation Table.”

Name and Position	Executive Contributions in Last FY1 ($)	Registrant Contributions in Last FY2 ($)	Aggregate Earnings in Last FY3 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE[4] ($)
(a)	(b)	(c)	(d)	(e)	(f)
Fred N. Day IV, President and Chief Executive Officer	$58,904[5]	$9,643	$133,656	($32,807)[6]	$1,122,382[7]
William D. Johnson, Group President	$35,577[8]	$23,326	$51,035	$0	$502,334[9]
Peter M. Scott III, Executive Vice President and Chief Financial Officer	$0	$18,309	$91,208	$0	$652,125[10]
Clayton S. Hinnant, Senior Vice President and Chief Nuclear Officer	$0	$11,521	$192,030	$0	$1,377,177[11]
John R. McArthur, Senior Vice President and Corporate Secretary	$0	$7,822	$782	$0	$21,354[12]

1 Reflects salary deferred under the Management Deferred Compensation Plan, which is reported as “Salary” in the Summary Compensation Table.

2 Reflects registrant contributions under the Management Deferred Compensation Plan, which is reported as “All Other Compensation” in the Summary Compensation Table.

3 Includes the following above market earnings under the Deferred Compensation Plan for Key Management Employees, which is reported as “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table:  Mr. Day — $2,577; Mr. Johnson — $6,791; and Mr. Hinnant — $14,364.

4 Includes December 31, 2006, balances under the following deferred compensation plans: Management Incentive Compensation Plan, 2002 Equity Incentive Plan, Management Deferred Compensation Plan, Deferred Compensation Plan for Key Management Employees and Long-Term Compensation Plan.

5 Mr. Day elected to defer 15% of his 2006 salary under the Management Deferred Compensation Plan, which is reported as “Salary” in the Summary Compensation Table.

6 Mr. Day received a distribution of his 2000 salary previously deferred under the Management Deferred Compensation Plan.

7 Includes balances under the following deferral plans: Management Deferred Compensation Plan: $425,701; Management Incentive Compensation Plan: $58,729; 2002 Equity Incentive Plan: $565,602; and Deferred Compensation Plan for Key Management Employees: $72,350.

8 Mr. Johnson elected to defer 5% of his 2006 salary under the Management Deferred Compensation Plan, which is reported as “Salary” in the Summary Compensation Table.

9 Includes balances under the following deferral plans: Management Deferred Compensation Plan: $242,143; Management Incentive Compensation Plan: $69,459; and Deferred Compensation Plan for Key Management Employees: $190,732.

10 Includes balances under the following deferral plans: Management Deferred Compensation Plan: $112,429; and 2002 Equity Incentive Plan: $539,696.

11 Includes balances under the following deferral plans: Management Deferred Compensation Plan: $116,743; Management Incentive Compensation Plan: $222,485; 2002 Equity Incentive Plan: $717,168; Deferred Compensation Plan for Key Management Employees: $243,362; and Long-Term Compensation Plan: $77,419.

12 Includes balance under the Management Deferred Compensation Plan: $21,354.

POTENTIAL PAYMENTS UPON TERMINATION

Fred N. Day IV, President and Chief Executive Officer

	Voluntary Termination ($)		Early Retirement ($)		Normal Retirement ($)		Involuntary Not for Cause Termination ($)		For Cause Termination ($)		Involuntary or Good Reason Termination (CIC) ($)		Death or Disability ($)
Compensation
Base Salary	N/A	[1]	N/A	[1]	N/A	[1]	$1,020,417	[2]	N/A	[1]	$1,185,000	[3]	N/A	[4]
Annual Incentive	N/A	[5]	$335,000	[6]	$335,000	[6]	N/A	[5]	N/A	[5]	$967,250	[7]	$335,000
Long-term Incentives
Performance Shares
2004 PSSP Grant	N/A	[8]	$0	[9]	$0	[9]	N/A	[8]	N/A	[8]	$0	[10]	$0	[10]
2005 PSSP Grant	N/A	[8]	$0	[9]	$0	[9]	N/A	[8]	N/A	[8]	$0	[10]	$0	[10]
2006 PSSP Grant	N/A	[8]	$596,109	[9]	$596,109	[9]	N/A	[8]	N/A	[8]	$0	[10]	$0	[10]
Restricted Stock
Unvested and Accelerated	N/A	[11]	N/A	[12]	N/A	[12]	N/A	[11]	N/A	[11]	$1,186,116	[13]	$886,728	[14]
Benefits and Perquisites
Incremental Non- qualified Pension	N/A	[15]	N/A	[15]	N/A	[15]	N/A	[15]	N/A	[15]	$0	[16]	N/A	[15]
Deferred Compensation	$1,113,573	[17]	$1,122,382	[18]	$1,122,382	[18]	$1,113,573		$1,113,573	[17]	$1,122,382	[18]	$1,122,382
Post-retirement Health Care	N/A	[19]	N/A	[20]	N/A	[20]	$14,656		N/A	[19]	$28,738	[22]	N/A
Split-Dollar Policy[23]	$208,689	[24]	N/A	[25]	N/A	[26]	$208,689		$208,689	[24]	$95,000	[27]	$1,075,847
Executive AD&D Proceeds	N/A		N/A		N/A		N/A		N/A		N/A		$500,000	[29]
280G Tax Gross-up	N/A		N/A		N/A		N/A		N/A		$0	[30]
TOTAL	$1,322,262		$2,053,491		$2,053,491		$2,357,335		$1,322,262		$4,584,486		$3,919,957

1 There is no provision for payment of salary under these scenarios.

2 Value based on salary continuation provision per Mr. Day’s employment agreement. Per his agreement that would expire on August 1, 2009, Mr. Day would receive his salary ($395,000 per year) for the remaining term of his agreement (i.e., 31 months).

3 Value based on cash payment provision of the Management Change-in-Control Plan that provides for three times base salary of $395,000.

4 Does not include impact of long-term disability. In the event of a long-term disability, Mr. Day would receive 60% of base salary during the period of his disability.

5 There is no provision for payment of annual incentive under these scenarios.

6 Value based on Mr. Day receiving a pro rata incentive award for the period worked during the year. For December 31, 2006, this is based on the full award. For 2006, Mr. Day’s MICP award was $335,000.

7 Value based on Mr. Day receiving four times his target award per the Management Change-in-Control Plan. Mr. Day’s target incentive award is 55% of salary. Value is four times 55% times $395,000.

8 Unvested performance shares would be forfeited upon termination.

9 Value based on expected payout at the end of the performance period. For 2004 and 2005 grants, the expected payout as of December 31, 2006, was 0%. For 2006 grants, the expected payout as of December 31, 2006, was target since performance period was still less than halfway complete.

10 Under the PSSP, an interim calculation is done as of the date of termination or death. As of December 31, 2006, the interim calculation for all outstanding performance share grants based on total shareholder return through December 29, 2006, and EBITDA performance through September 30, 2006, was 0%.

11 Unvested restricted stock would be forfeited upon termination.

12 Unvested restricted stock may be vested at the Committee’s discretion. As of December 31, 2006, the value of this discretionary vesting would have been $1,186,116, making the total for both retirement columns $3,239,607.

13 All outstanding restricted stock shares would immediately vest. For a detailed description of outstanding restricted stock, see footnote 9 to the “Outstanding Equity Awards at Fiscal Year-End Table.”

14 All outstanding restricted stock shares that are more than one year past their grant date would immediately vest. Shares that are less than one year past their grant date would be forfeited. Mr. Day would forfeit 6,100 restricted stock shares granted on March 14, 2006.

15 No accelerated vesting or incremental non-qualified pension benefit occurs under these scenarios.

16 Mr. Day was vested under the SERP as of December 31, 2006, so there is no incremental value due to accelerated vesting.

17 Unvested MICP deferral premiums would be forfeited. All outstanding deferred compensation balances will be paid immediately following termination, subject to IRC Section 409A regulations. Mr. Day would forfeit $8,809 of unvested deferred MICP premiums.

18 All outstanding deferred compensation balances will be paid in accordance with the plan and participant elections, subject to IRC Section 409A regulations.

19 No post-retirement health care benefits apply in this scenario.

20 No additional benefits above what all full-time, non-bargaining employees would receive.

21 Per Mr. Day’s employment agreement, he would be reimbursed for 18 months of COBRA premiums at $814 per month.

22 Per the Management Change-in-Control Plan, Mr. Day would receive Progress Energy-paid medical, dental and vision coverage in the same plan he was participating in prior to termination for 36 months at $798 per month.

23 The Executive Permanent Split-Dollar Life Insurance program involves the sharing of insurance costs and benefits between us and the participant. The benefit sharing is scheduled to end at age 65.

24 This scenario results in the participant having an interest in the policy cash value at the time of termination. The policy will be split in proportion to cash value ownership and the participant will receive a separate policy. No further cost or benefit sharing will occur. Therefore, the amounts in this column represent the cash surrender value as of the last policy anniversary date according to the original policy illustration.

25 A participant must be age 62 with 15 years actual service to be eligible for early retirement. Mr. Day is eligible for early retirement under the program and Progress Energy would pay the last premium due on the January 1, 2007, policy anniversary date in the amount of $95,000 for Mr. Day.

26 Under the Split-Dollar program, normal retirement is age 65 and five years of service. Based on these criteria, Mr. Day is not eligible for retirement under the program.

27 The amount shown represents premiums that would be paid by us that come due during the applicable period following the termination date. The amount included represents one annual premium payment.

28 Mr. Day is eligible to receive the proceeds from the policy as of the last policy anniversary date upon death.

29 Mr. Day would be eligible to receive $500,000 proceeds from executive AD&D policy.

30 Upon a change in control, the Management Change-in-Control Plan provides for us to pay all excise taxes due to IRC Section 280G plus applicable gross-up amounts for Mr. Day. Under IRC Section 280G, Mr. Day would not be subject to excise tax since he would not have excess parachute payments above his base amount.

POTENTIAL PAYMENTS UPON TERMINATION

William D. Johnson, Group President

	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (CIC) ($)	Death or Disability ($)
Compensation
Base Salary	N/A1	N/A1	N/A1	$ 1,460,000[2]	N/A1	$ 2,190,000[3]	N/A4
Annual Incentive	N/A5	$ 895,000[6]	$ 895,000[6]	N/A5	N/A5	$ 2,044,000[7]	$ 895,000[6]
Long-term Incentives
Performance Shares
2004 PSSP Grant	N/A8	$ 0[9]	$ 0[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
2005 PSSP Grant	N/A8	$ 0[9]	$ 0[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
2006 PSSP Grant	N/A8	$ 1,513,356[9]	$ 1,513,356[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
Restricted Stock
Unvested and Accelerated	N/A11	N/A12	N/A12	N/A11	N/A11	$ 2,990,641[13]	$ 2,175,913[14]
Benefits and Perquisites
Incremental Non- qualified Pension	N/A15	N/A15	N/A15	N/A15	N/A15	$ 0[16]	N/A15
Deferred Compensation	$ 491,915[17]	$ 502,334[18]	$ 502,334[18]	$ 491,915[17]	$ 491,915[17]	$ 502,334[18]	$ 502,334[18]
Post-retirement Health Care	N/A19	N/A20	N/A20	$ 20,497[21]	N/A19	$ 40,190[22]	N/A19
Split-Dollar Policy[23]	$ 56,752[24]	N/A25	N/A26	$ 56,752[24]	$ 56,752[24]	$ 133,500[27]	$ 957,500[28]
Executive AD&D Proceeds	N/A	N/A	N/A	N/A	N/A	N/A	$ 500,000[29]
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	$ 0[30]	N/A
TOTAL	$ 548,667	$ 2,910,690	$ 2,910,690	$ 2,029,164	$ 548,667	$ 7,900,665	$ 5,030,747

1 There is no provision for payment of salary under these scenarios.

2 Value based on salary continuation provision per Mr. Johnson’s employment agreement. Per his agreement that would expire on January 1, 2009, Mr. Johnson would receive his salary ($730,000 per year) for the remaining term of his agreement (i.e., 24 months).

3 Value based on cash payment provision of the Management Change-in-Control Plan that provides for three times base salary of $730,000.

4 Does not include impact of long-term disability. In the event of a long-term disability, Mr. Johnson would receive 60% of base salary during the period of his disability.

5 There is no provision for payment of annual incentive under these scenarios.

6 Value based on Mr. Johnson receiving a pro rata incentive award for the period worked during the year. For December 31, 2006, this is based on the full award. For 2006, Mr. Johnson’s MICP award was $895,000.

7 Value based on Mr. Johnson receiving four times his target award per the Management Change-in-Control Plan. Mr. Johnson’s target incentive award is 70% of salary. Value is four times 70% times $730,000.

8 Unvested performance shares would be forfeited upon termination.

9 Value based on expected payout at the end of the performance period. For 2004 and 2005 grants, the expected payout as of December 31, 2006, was 0%. For 2006 grants, the expected payout as of December 31, 2006, was target since performance period was still less than halfway complete.

10 Under the PSSP, an interim calculation is done as of the date of termination or death. As of December 31, 2006, the interim calculation for all outstanding performance share grants based on total shareholder return through December 29, 2006, and EBITDA performance through September 30, 2006, was 0%.

11 Unvested restricted stock would be forfeited upon termination.

12 Unvested restricted stock may be vested at the Committee’s discretion. As of December 31, 2006, the value of this discretionary vesting would have been $2,990,641, making the total for both retirement columns $5,901,331.

13 All outstanding restricted stock shares would immediately vest. For a detailed description of outstanding restricted stock, see footnote 7 to the “Outstanding Equity Awards at Fiscal Year-End Table.”

14 All outstanding restricted stock shares that are more than one year past their grant date would immediately vest. Shares that are less than one year past their grant date would be forfeited. Mr. Johnson would forfeit 16,600 restricted stock shares granted on March 14, 2006.

15 No accelerated vesting or incremental non-qualified pension benefit occurs under these scenarios.

16 Mr. Johnson was vested under the SERP as of December 31, 2006, so there is no incremental value due to accelerated vesting.

17 Unvested MICP deferral premiums would be forfeited. All outstanding deferred compensation balances will be paid immediately following termination, subject to IRC Section 409A regulations. Mr. Johnson would forfeit $10,419 of unvested deferred MICP premiums.

18 All outstanding deferred compensation balances will be paid in accordance with the plan and participant elections, subject to IRC Section 409A regulations.

19 No post-retirement health care benefits apply in this scenario.

20 No additional benefits above what all full-time, non-bargaining employees would receive.

21 Per Mr. Johnson’s employment agreement, he would be reimbursed for 18 months of COBRA premiums at $1,139 per month.

22 Per the Management Change-in-Control Plan, Mr. Johnson would receive Progress Energy-paid medical, dental and vision coverage in the same plan he was participating in prior to termination for 36 months at $1,116 per month.

23 The Executive Permanent Split-Dollar Life Insurance program involves the sharing of insurance costs and benefits between us and the participant. The benefit sharing is scheduled to end at age 65.

24 This scenario results in the participant having an interest in the policy cash value at the time of termination. The policy will be split in proportion to cash value ownership and the participant will receive a separate policy. No further cost or benefit sharing will occur. Therefore, the amounts in this column represent the cash surrender value as of the last policy anniversary date according to the original policy illustration.

25 A participant must be age 62 with 15 years actual service to be eligible for early retirement. Therefore, Mr. Johnson is not eligible for early retirement under the policy.

26 Under the Split-Dollar program, normal retirement is age 65 and five years of service. Based on these criteria, Mr. Johnson is not eligible for retirement under the program.

27 The amount shown represents premiums that would be paid by us that come due during the applicable period following the termination date. The amount included represents three annual premium payments.

28 Mr. Johnson is eligible to receive the proceeds from the policy as of the last policy anniversary date upon death.

29 Mr. Johnson would be eligible to receive $500,000 proceeds from executive AD&D policy.

30 Upon a change in control, the Management Change-in-Control Plan provides for us to pay all excise taxes due to IRC Section 280G plus applicable gross-up amounts for Mr. Johnson. Under IRC Section 280G, Mr. Johnson would not be subject to excise tax since he would not have excess parachute payments above his base amount.

POTENTIAL PAYMENTS UPON TERMINATION

Peter M. Scott III, Executive Vice President and Chief Financial Officer

	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (CIC) ($)	Death or Disability ($)
Compensation
Base Salary	N/A1	N/A1	N/A1	$1,614,583[2]	N/A1	$ 1,875,000[3]	N/A4
Annual Incentive	N/A5	$ 685,000[6]	$ 685,000[6]	N/A5	N/A5	$ 1,575,000[7]	$ 685,000[6]
Long-term Incentives
Performance Shares
2004 PSSP Grant	N/A8	$ 0[9]	$ 0[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
2005 PSSP Grant	N/A8	$ 0[9]	$ 0[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
2006 PSSP Grant	N/A8	$1,008,410[9]	$1,008,410[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
Restricted Stock
Unvested and Accelerated	N/A11	N/A12	N/A12	N/A11	N/A11	$3,417,637[13]	$2,823,769[14]
Benefits and Perquisites
Incremental Non- qualified Pension	N/A15	N/A15	N/A15	N/A15	N/A15	$ 0[16]	N/A15

Deferred Compensation	$652,125[17]	$ 652,125[18]	$ 652,125[18]	$ 652,125[17]	$652,125[17]	$ 652,125[18]	$ 652,125[18]
Post-retirement Health Care	N/A19	N/A20	N/A20	$ 10,369[21]	N/A19	$ 20,332[22]	N/A19
Split-Dollar Policy[23]	$ 20,892[24]	N/A25	N/A26	$ 20,892[24]	$ 20,892[24]	$ 331,425[27]	$1,385,063[28]
Executive AD&D Proceeds	N/A	N/A	N/A	N/A	N/A	N/A	$ 500,000[29]
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	$ 0[30]	N/A
TOTAL	$ 673,017	$ 2,345,535	$ 2,345,535	$ 2,297,969	$ 673,017	$ 7,871,519	$ 6,045,957

1 There is no provision for payment of salary under these scenarios.

2 Value based on salary continuation provision per Mr. Scott’s employment agreement. Per his agreement that would expire on August 1, 2009, Mr. Scott would receive his salary ($625,000 per year) for the remaining term of his agreement (i.e., 31 months).

3 Value based on cash payment provision of the Management Change-in-Control Plan that provides for three times base salary of $625,000.

4 Does not include impact of long-term disability. In the event of a long-term disability, Mr. Scott would receive 60% of base salary during the period of his disability.

5 There is no provision for payment of annual incentive under these scenarios.

6 Value based on Mr. Scott receiving a pro rata incentive award for the period worked during the year. For December 31, 2006, this is based on the full award. For 2006, Mr. Scott’s MICP award was $685,000.

7 Value based on Mr. Scott receiving four times his target award per the Management Change-in-Control Plan. Mr. Scott’s target incentive award is 63% of salary per the amendment to his employment agreement. Value is four times 63% times $625,000.

8 Unvested performance shares would be forfeited upon termination.

9 Value based on expected payout at the end of the performance period. For 2004 and 2005 grants, the expected payout as of December 31, 2006, was 0%. For 2006 grants, the expected payout as of December 31, 2006, was target since performance period was still less than halfway complete.

10 Under the PSSP, an interim calculation is done as of the date of termination or death. As of December 31, 2006, the interim calculation for all outstanding performance share grants based on total shareholder return through December 29, 2006 and EBITDA performance through September 30, 2006 was 0%.

11 Unvested restricted stock would be forfeited upon termination.

12 Unvested restricted stock may be vested at the Committee’s discretion. As of December 31, 2006, the value of this discretionary vesting would have been $3,417,637, making the total for both retirement columns $5,763,172.

13 All outstanding restricted stock shares would immediately vest. For a detailed description of outstanding restricted stock, see footnote 9 to the “Outstanding Equity Awards at Fiscal Year-End Table.”

14 All outstanding restricted stock shares that are more than one year past their grant date would immediately vest. Shares that are less than one year past their grant date would be forfeited. Mr. Scott would forfeit 12,100 restricted stock shares granted on March 14, 2006.

15 No accelerated vesting or incremental non-qualified pension benefit occurs under these scenarios.

16 Mr. Scott was vested under the SERP as of December 31, 2006, so there is no incremental value due to accelerated vesting.

17 Unvested MICP deferral premiums would be forfeited. All outstanding deferred compensation balances will be paid immediately following termination, subject to IRC Section 409A regulations. Since Mr. Scott did not have any unvested deferred MICP premiums, all deferred compensation balances would be paid.

18 All outstanding deferred compensation balances will be paid in accordance with the plan and participant elections, subject to IRC Section 409A regulations.

19 No post-retirement health care benefits apply in this scenario.

20 No additional benefits above what all full-time, non-bargaining employees would receive.

21 Per Mr. Scott’s employment agreement, he would be reimbursed for 18 months of COBRA premiums at $576 per month.

22 Per the Management Change-in-Control Plan, Mr. Scott would receive Progress Energy-paid medical, dental and vision coverage in the same plan he was participating in prior to termination for 36 months at $565 per month.

23 The Executive Permanent Split-Dollar Life Insurance program involves the sharing of insurance costs and benefits between us and the participant. The benefit sharing is scheduled to end at age 65.

24 This scenario results in the participant having an interest in the policy cash value at the time of termination. The policy will be split in proportion to cash value ownership and the participant will receive a separate policy. No further cost or benefit sharing will occur. Therefore, the amounts in this column represent the cash surrender value as of the last policy anniversary date according to the original policy illustration.

25 A participant must be age 62 with 15 years actual service to be eligible for early retirement. Therefore, Mr. Scott is not eligible for early retirement under the policy.

26 Under the Split-Dollar program, normal retirement is age 65 and five years of service. Based on these criteria, Mr. Scott is not eligible for retirement under the program.

27 The amount shown represents premiums that would be paid by us that come due during the applicable period following the termination date. The amount included represents three annual premium payments.

28 Mr. Scott is eligible to receive the proceeds from the policy as of the last policy anniversary date upon death.

29 Mr. Scott would be eligible to receive $500,000 proceeds from executive AD&D policy.

30 Upon a change in control, the Management Change-in-Control Plan provides for us to pay all excise taxes due to IRC Section 280G plus applicable gross-up amounts for Mr. Scott. Under IRC Section 280G, Mr. Scott would not be subject to excise tax since he would not have excess parachute payments above his base amount.

POTENTIAL PAYMENTS UPON TERMINATION

Clayton S. Hinnant, Senior Vice President and Chief Nuclear Officer

	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (CIC) ($)	Death or Disability ($)
Compensation
Base Salary	N/A1	N/A1	N/A1	$ 1,240,000[2]	N/A1	$ 960,000[3]	N/A4
Annual Incentive	N/A5	$ 320,000[6]	$ 320,000[6]	N/A5	N/A5	$ 648,000[7]	$ 320,000[6]
Long-term Incentives
Performance Shares
2004 PSSP Grant	N/A8	$ 0[9]	$ 0[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
2005 PSSP Grant	N/A8	$ 0[9]	$ 0[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
2006 PSSP Grant	N/A8	$ 595,444[9]	$ 595,444[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
Restricted Stock
Unvested and Accelerated	N/A11	N/A12	N/A12	N/A11	N/A11	$ 1,186,116[13]	$ 891,636[14]
Benefits and Perquisites
Incremental Non-qualified Pension	N/A15	N/A15	N/A15	N/A15	N/A15	$ 0[16]	N/A15
Deferred Compensation	$ 1,351,053[17]	$ 1,377,177[18]	$ 1,377,177[18]	$ 1,351,053[17]	$ 1,351,053[17]	$ 1,377,177[18]	$ 1,377,177[18]
Select Executive Supplemental Deferred Compensation Program[19]	$ 531,000	$ 531,000	$ 531,000	$ 531,000	$ 531,000	$ 531,000	$ 531,000
Post-retirement Health Care	N/A20	N/A21	N/A21	$ 12,507[22]	N/A20	$ 16,350[23]	N/A20
Split-Dollar Policy[24]	$ 135,979[25]	N/A26	N/A27	$ 135,979[25]	$ 135,979[25]	$ 227,500[28]	$ 1,060,059[29]
Executive AD&D Proceeds	N/A	N/A	N/A	N/A	N/A	N/A	$ 500,000[30]
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	$ 0[31]	N/A
TOTAL	$ 2,018,032	$ 2,823,621	$ 2,823,621	$ 3,270,539	$ 2,018,032	$ 4,946,143	$ 4,679,872

1 There is no provision for payment of salary under these scenarios.

2 Value based on salary continuation provision per Mr. Hinnant’s employment agreement. Per his agreement that would expire on August 1, 2009, Mr. Hinnant would receive his salary ($480,000 per year) for the remaining term of his agreement (i.e., 31 months).

3 Value based on cash payment provision of the Management Change-in-Control Plan that provides for two times base salary of $480,000.

4 Does not include impact of long-term disability. In the event of a long-term disability, Mr. Hinnant would receive 60% of base salary during the period of his disability.

5 There is no provision for payment of annual incentive under these scenarios.

6 Value based on Mr. Hinnant receiving a pro rata incentive award for the period worked during the year. For December 31, 2006, this is based on the full award. For 2006, Mr. Hinnant’s MICP award was $320,000.

7 Value based on Mr. Hinnant receiving three times his target award per the Management Change-in-Control Plan. Mr. Hinnant’s target incentive award is 45% of salary. Value is three times 45% times $480,000.

8 Unvested performance shares would be forfeited upon termination.

9 Value based on expected payout at the end of the performance period. For 2004 and 2005 grants, the expected payout as of December 31, 2006, was 0%. For 2006 grants, the expected payout as of December 31, 2006, was target since performance period was still less than halfway complete.

10 Under the PSSP, an interim calculation is done as of the date of termination or death. As of December 31, 2006, the interim calculation for all outstanding performance share grants based on total shareholder return through December 29, 2006, and EBITDA performance through September 30, 2006, was 0%.

11 Unvested restricted stock would be forfeited upon termination.

12 Unvested restricted stock may be vested at the Committee’s discretion. As of December 31, 2006, the value of this discretionary vesting would have been $1,186,116, making the total for both retirement columns $4,009,737.

13 All outstanding restricted stock shares would immediately vest. For a detailed description of outstanding restricted stock, see footnote 11 to the “Outstanding Equity Awards at Fiscal Year-End Table.”

14 All outstanding restricted stock shares that are more than one year past their grant date would immediately vest. Shares that are less than one year past their grant date would be forfeited. Mr. Hinnant would forfeit 6,000 restricted stock shares granted on March 14, 2006.

15 No accelerated vesting or incremental non-qualified pension benefit occurs under these scenarios.

16 Mr. Hinnant was vested under the SERP as of December 31, 2006, so there is no incremental value due to accelerated vesting.

17 Unvested MICP deferral premiums would be forfeited. All outstanding deferred compensation balances will be paid immediately following termination, subject to IRC Section 409A regulations. Mr. Hinnant would forfeit $26,124 of unvested deferred MICP premiums.

18 All outstanding deferred compensation balances will be paid in accordance with the plan and participant elections, subject to IRC Section 409A regulations.

19 Under Mr. Hinnant’s agreement under the Select Executive Supplemental Deferred Compensation Program, he would receive $531,000 under all scenarios based on his age at separation.

20 No post-retirement health care benefits apply in this scenario.

21 No additional benefits above what all full-time, non-bargaining employees would receive.

22 Per Mr. Hinnant’s employment agreement, he would be reimbursed for 18 months of COBRA premiums at $695 per month.

23 Per the Management Change-in-Control Plan, Mr. Hinnant would receive Progress Energy-paid medical, dental and vision coverage in the same plan he was participating in prior to termination for 24 months at $681 per month.

24 The Executive Permanent Split-Dollar Life Insurance program involves the sharing of insurance costs and benefits between us and the participant. The benefit sharing is scheduled to end at age 65.

25 This scenario results in the participant having an interest in the policy cash value at the time of termination. The policy will be split in proportion to cash value ownership and the participant will receive a separate policy. No further cost or benefit sharing will occur. Therefore, the amounts in this column represent the cash surrender value as of the last policy anniversary date according to the original policy illustration.

26 A participant must be age 62 with 15 years actual service to be eligible for early retirement. Mr. Hinnant is eligible for early retirement under the program and Progress Energy would pay the last premium due on the July 1, 2007, policy anniversary date in the amount of $113,750 for Mr. Hinnant.

27 Under the Split-Dollar program, normal retirement is age 65 and five years of service. Based on these criteria, Mr. Hinnant is not eligible for retirement under the program.

28 The amount shown represents premiums that would be paid by us that come due during the applicable period following the termination date. The amount included represents two annual premium payments.

29 Mr. Hinnant is eligible to receive the proceeds from the policy as of the last policy anniversary date upon death.

30 Mr. Hinnant would be eligible to receive $500,000 proceeds from executive AD&D policy.

31 Upon a change in control, the Management Change-in-Control Plan provides for us to pay all excise taxes due to IRC Section 280G plus applicable gross-up amounts for Mr. Hinnant. Under IRC Section 280G, Mr. Hinnant would not be subject to excise tax since he would not have excess parachute payments above his base amount.

POTENTIAL PAYMENTS UPON TERMINATION

John R. McArthur, Senior Vice President and Corporate Secretary

	Voluntary Termination ($)	Early Retirement (Rule of 65) ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (CIC) ($)	Death or Disability ($)
Compensation
Base Salary	N/A1	N/A1	N/A1	$ 1,200,000[2]	N/A1	$ 800,000[3]	N/A4
Annual Incentive	N/A5	$ 300,000[6]	$ 300,000[6]	N/A5	N/A5	$ 540,000[7]	$ 300,000[6]
Long-term Incentives
Performance Shares
2004 PSSP Grant	N/A8	$ 0[9]	$ 0[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
2005 PSSP Grant	N/A8	$ 0[9]	$ 0[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
2006 PSSP Grant	N/A8	$ 454,585[9]	$ 454,585[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
Restricted Stock
Unvested and Accelerated	N/A11	N/A12	N/A12	N/A11	N/A11	$ 973,453[13]	$ 728,053[14]
Benefits and Perquisites
Incremental Non- qualified Pension	N/A15	N/A15	N/A15	N/A15	N/A15	$ 1,001,643[16]	N/A15
Deferred Compensation	$ 21,354[17]	$ 21,354[18]	$ 21,354[18]	$ 21,354[17]	$ 21,354[17]	$ 21,354[18]	$ 21,354[18]
Post-retirement Health Care	N/A19	N/A20	N/A20	$ 20,055[21]	N/A19	$ 26,215[22]	N/A19
Split-Dollar Policy[23]	N/A	N/A	N/A	N/A	N/A	$ 42,100[24]	$ 681,899[25]
Executive AD&D Proceeds	N/A	N/A	N/A	N/A	N/A	N/A	$ 500,000[26]
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	$ 1,429,668[27]	N/A
TOTAL	$ 21,354	$ 775,939	$ 775,939	$ 1,241,409	$ 21,354	$ 4,834,432	$ 2,231,306

1 There is no provision for payment of salary under these scenarios.

2 Value based on salary continuation provision per Mr. McArthur’s employment agreement. Per his agreement that would expire on December 31, 2009 , Mr. McArthur would receive his salary ($400,000 per year) for the remaining term of his agreement (i.e., 36 months).

3 Value based on cash payment provision of the Management Change-in-Control Plan that provides for two times base salary of $400,000.

4 Does not include impact of long-term disability. In the event of a long-term disability, Mr. McArthur would receive 60% of base salary during the period of his disability.

5 There is no provision for payment of annual incentive under these scenarios.

6 Value based on Mr. McArthur receiving a pro rata incentive award for the period worked during the year. For December 31, 2006, this is based on the full award. For 2006, Mr. McArthur’s MICP award was $300,000.

7 Value based on Mr. McArthur receiving three times his target award per the Management Change-in-Control Plan. Mr. McArthur’s target incentive award is 45% of salary. Value is three times 45% times $400,000.

8 Unvested performance shares would be forfeited upon termination.

9 Value based on expected payout at the end of the performance period. For 2004 and 2005 grants, the expected payout as of December 31, 2006, was 0%. For 2006 grants, the expected payout as of December 31, 2006, was target since performance period was still less than halfway complete.

10 Under the PSSP, an interim calculation is done as of the date of termination or death. As of December 31, 2006, the interim calculation for all outstanding performance share grants based on total shareholder return through December 29, 2006, and EBITDA performance through September 30, 2006, was 0%.

11 Unvested restricted stock would be forfeited upon termination.

12 Unvested restricted stock may be vested at the Committee’s discretion. As of December 31, 2006, the value of this discretionary vesting would have been $973,453, making the total for both retirement columns $1,703,616.

13 All outstanding restricted stock shares would immediately vest. For a detailed description of outstanding restricted stock, see footnote 11 to the “Outstanding Equity Awards at Fiscal Year-End Table.”

14 All outstanding restricted stock shares that are more than one year past their grant date would immediately vest. Shares that are less than one year past their grant date would be forfeited. Mr. McArthur  would forfeit 5,000 restricted stock shares granted on March 14, 2006.

15 No accelerated vesting or incremental non-qualified pension benefit occurs under these scenarios.

16 Mr. McArthur is not vested under the SERP as of December 31, 2006, so this is the incremental value due to accelerated vesting.

17 Unvested MICP deferral premiums would be forfeited. All outstanding deferred compensation balances will be paid immediately following termination, subject to IRC Section 409A regulations. Since Mr. McArthur  did not have any unvested deferred MICP premiums, all deferred compensation balances would be paid.

18 All outstanding deferred compensation balances will be paid in accordance with the plan and participant elections, subject to IRC Section 409A regulations.

19  No post-retirement health care benefits apply in this scenario.

20 No additional benefits above what all full-time, non-bargaining employees would receive.

21 Per Mr. McArthur’s employment agreement, he would be reimbursed for 18 months of COBRA premiums at $1,114 per month.

22 Per the Management Change-in-Control Plan, Mr. McArthur would receive Progress Energy-paid medical, dental and vision coverage in the same plan he was participating in prior to termination for 24 months at $1,092 per month.

23 The Executive Permanent Split-Dollar Life Insurance program involves the sharing of insurance costs and benefits between us and the participant. The benefit sharing is scheduled to end at age 65.

24 The amount shown represents premiums that would be paid by us that come due during the applicable period following the termination date. The amount included represents two annual premium payments.

25 Mr. McArthur is eligible to receive the proceeds from the policy as of the last policy anniversary date upon death.

26 Mr. McArthur would be eligible to receive $500,000 proceeds from executive AD&D policy.

27 Upon a change in control, the Management Change-in-Control Plan provides for us to pay all excise taxes due to IRC Section 280G plus applicable gross-up amounts for Mr. McArthur. Under IRC Section 280G, Mr. McArthur would be subject to excise tax on $2,527,990 of excess parachute payments above his base amount. Those excess parachute payments result in $505,598 of excise taxes and $903,636 of tax gross-ups related to the excise tax payments.

DIRECTOR COMPENSATION

The following includes the required table and related narrative detailing the compensation each director except Robert B. McGehee* received for his or her services in 2006.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[3] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Edwin B. Borden	$107,000	$138,260	—	—	—	$13,273	$258,533
James E. Bostic, Jr.	$78,750	$78,014	—	—	—	$12,173	$168,937
David L. Burner	$90,214	$95,983	—	—	—	$12,173	$198,370
Charles W. Coker (Retired May 10, 2006)	$43,000	$49,336	—	—	—	$513,800[4]	$606,136
Richard L. Daugherty	$110,500	$121,161	—	—	—	$12,573	$244,234
Harris E. DeLoach, Jr.	$55,929	—	—	—	—	$173	$56,102
W. D. Frederick, Jr.	$76,500	$95,983	—	—	—	$12,879	$185,362
W. Steven Jones	$88,500	$62,335	—	—	—	$5,982	$156,817
William O. McCoy (Retired May 10, 2006)	$41,500	$78,414	—	—	—	$514,192[4]	$634,106
E. Marie McKee	$94,714	$95,983	—	—	—	$12,173	$202,870
John H. Mullin, III	$99,000	$99,104	—	—	—	$12,173	$210,277
Peter S. Rummell (Resigned, effective May 1, 2006)	$33,000	[5]	—	—	—	$13,800	$46,800
Carlos A. Saladrigas	$75,000	$84,271	—	—	—	$12,605	$171,876
Theresa M. Stone	$90,000	$62,335	—	—	—	$5,782	$158,117
Alfred C. Tollison, Jr.	$46,655	—	—	—	—	$173	$46,828
Jean Giles Wittner	$79,500	$95,929	—	—	—	$12,943	$188,372

*Robert B. McGehee who serves as Chairman of our Board, is also Chief Executive Officer of Progress Energy, our parent company. Progress Energy’s executive officers serve as officers and/or Directors of various Progress Energy subsidiaries. They have multiple responsibilities within and provide various services to Progress Energy and its subsidiaries. The total compensation of Progress Energy’s executive officers is designed to cover the full range of services they provide to Progress Energy and its subsidiaries. It is not the policy of Progress Energy to allocate compensation paid to its executive officers among the various subsidiaries to which they provide services. Thus, Mr. McGehee does not receive any additional compensation for his service on our Board.

1 Reflects the annual retainer plus any Board or Committee fees earned in 2006. Amounts may have been paid in cash or deferred into the Non-Employee Director Deferred Compensation Plan.

2 Reflects the change in value in the Non-Employee Director Stock Unit Plan account for 2006. The value of account is tracked in phantom stock units and changes with the annual grant of 1,200 stock units, dividend reinvestment, unit appreciation/depreciation and payments made upon termination of a director.

3 Includes incentive matching contributions under the incentive compensation program, the value of perquisites such as tickets to sporting and cultural arts events, imputed income for personal or spousal travel, and the cash value of retirement and holiday gifts from our Parent. For all directors who have been on our Board since January 1, 2006, the incentive match was 80% of a Director’s automatic deferral or $12,000 (80% of $15,000). The automatic deferral is prorated for new directors and 80% of that amount was provided as the incentive match.

4 Includes a $500,000 contribution to college or university of the director’s choice pursuant to the Directors’ Educational Contribution Plan. The Directors’ Educational Contribution Plan is funded by policies of corporate-owned life insurance on the lives of pairs of Directors, with proceeds payable to us at the death of the second to die in each pair. All costs of the Directors’ Educational Contribution Plan are expected to be covered from the life insurance proceeds to be received by us. Messrs. Coker and McCoy, who retired from the Board in 2006, were participants in the Directors’ Educational Contribution Plan. In 2006, Progress Energy made a contribution of $500,000 to Coker College in Hartsville, South Carolina on Mr. Coker’s behalf, and a contribution of $500,000 to the University of North Carolina at Chapel Hill on Mr. McCoy’s behalf. The only current Board members who are eligible to participate in the Plan are Messrs. Borden and Daugherty. In 2006, Progress Energy paid insurance premiums totaling $381,049 in order to fund the Directors’ Educational Contribution Plan.

5 Does not include $54,134 of compensation under the Director Stock Unit Plan that was forfeited upon separation.

NARRATIVE TO DIRECTOR COMPENSATION TABLE

RETAINER AND MEETING FEES

During 2006, Directors who were not employees of our Parent or its subsidiaries received an annual retainer of $45,000, of which $15,000 was automatically deferred under the Non-Employee Director Deferred Compensation Plan (see below), and an attendance fee of $1,500 per meeting for regularly scheduled Board meetings. Directors who were not employees of our Parent or its subsidiaries also received an attendance fee of $1,500 for committee meetings. The Chairman of each of the following standing Board Committees received an additional retainer of $5,000: Corporate Governance Committee; Finance Committee; Operations and Nuclear Oversight Committee; and Organization and Compensation Committee. The Chairman of the Audit and Corporate Performance Committee received an additional retainer of $10,000. The Lead Director received an additional retainer of $5,000. Directors who are not employees of our Parent or its subsidiaries received an attendance fee of $1,500 for each day of a visit to a plant or office of Progress Energy or its subsidiaries or for attendance at any other business meeting to which the Director was invited by us. Directors who are officers of our company do not receive an annual retainer or attendance fees. All Directors are reimbursed for expenses incident to their service as Directors. Committee positions held by the Directors are discussed in the “Board and Committees” section of this proxy statement.

Effective January 1, 2007, the Board increased the annual retainer for Directors to $65,000 to cover customary Board and Committee meeting fees and to recognize additional responsibilities of the Board related to the frequency of Board and committee meetings.  In conjunction with the increase in the annual retainer, the Board eliminated Board and committee meeting fees, except where Directors attend non-customary meetings or review Company operations at Progress Energy’s request, and as approved by the Corporate Governance Committee. In those cases, Directors will receive a special fee of $1,500 per meeting.

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

In addition to $15,000 from the annual retainer and any matching contributions under the incentive compensation program that are automatically deferred, outside Directors may elect to defer any portion of the remainder of their annual retainer and Board attendance fees until after the termination of their service on the Board under the Non-Employee Director Deferred Compensation Plan. Any deferred fees are deemed to be invested in a number of units of Progress Energy Common Stock, but participating Directors receive no equity interest or voting rights in any shares of the Common Stock. The number of units credited to the account of a participating Director is equal to the dollar amount of the deferred fees divided by the average of the high and low selling prices (i.e., market value) of the Common Stock on the day the deferred fees would otherwise be payable to the participating Director. The number of units in each account is adjusted from time to time to reflect the payment of dividends on the number of shares of Common Stock represented by the units. Unless otherwise agreed to by the participant and the Board, when the participant ceases to be a member of the Board of Directors, he or she will receive cash equal to the market value of a share of Progress Energy Common Stock on the date of payment multiplied by the number of units credited to the participant’s account.

DIRECTOR INCENTIVE COMPENSATION

Directors are also eligible for matching contributions of up to $15,000 under an incentive compensation program. Awards under this program are based upon the achievement of the corporate incentive goals established each year by the Board and used as the basis for a matching contribution of shares of Common Stock for participating employees in Progress Energy’s 401(k) Savings & Stock

Ownership Plan. In the event that five of the corporate incentive goals are met, the $15,000 portion of the annual retainer that is automatically deferred pursuant to the Non-Employee Director Deferred Compensation Plan will be increased by 50 percent, with an additional 10 percent increase for each corporate incentive goal met in excess of five (up to a maximum matching contribution of 100 percent). Such matching contribution is automatically deferred until the Director’s retirement.

Pursuant to Progress Energy’s 2002 Equity Incentive Compensation Plan, Directors are also eligible to receive grants of up to 2,000 non-qualified stock options on May 1 of each year, subject to the Board’s approval; however, Progress Energy ceased granting stock options in 2004. All stock options granted prior to January 1, 2005, remain valid in accordance with their terms and conditions.

NON-EMPLOYEE DIRECTOR STOCK UNIT PLAN

Effective January 1, 1998, Progress Energy established the Non-Employee Director Stock Unit Plan (“Stock Unit Plan”). The Stock Unit Plan provides for an annual grant of 1,200 stock units to each non-employee Director. Each unit is equal in economic value to one share of Progress Energy Common Stock, but does not represent an equity interest or entitle its holder to vote. The number of units is adjusted from time to time to reflect the payment of dividends with respect to Progress Energy Common Stock. Benefits under the Stock Unit Plan vest after a participant has been a member of the Board for five years and are payable solely in cash. Effective January 1, 2007, a Director shall be fully vested at all times in the stock units credited to his or her account.

PERQUISITES

Directors are eligible to receive certain perquisites, including tickets to various cultural arts and sporting events, which are de minimis in value. Each retiring Director also receives a gift valued at approximately $1,500 in appreciation for his/her service on the Board.

Progress Energy charges Directors with imputed income in connection with (i) their travel on Progress Energy or its subsidiaries aircraft for non-company related purposes and (ii) their spouses’ travel on Progress Energy or its subsidiaries aircraft. When spousal travel is at our or our Parent’s invitation, Progress Energy will gross up the Directors for taxes incurred in connection with the imputed income related to the travel.

All of the Directors who were Directors or retired Directors on or prior to September 16, 1998, participate in a Directors’ Educational Contribution Plan. The Directors’ Educational Contribution Plan is funded by policies of corporate-owned life insurance on the lives of pairs of Directors, with proceeds payable to us at the death of the second to die in each pair. All costs of the Directors’ Educational Contribution Plan are expected to be covered from the life insurance proceeds to be received by us. Pursuant to the Directors’ Educational Contribution Plan, Progress Energy will make a contribution in the name of each participating Director to an educational institution or approved educational foundation or fund in North Carolina or South Carolina selected by the participating Director and approved by the Executive Committee of the Board of Directors. The contribution will be made at the later to occur of the retirement of the participating Director from the Board of Directors or ten years from the date of adoption of the Directors’ Educational Contribution Plan. If a participating Director has served as a Director for at least five but less than 10 years at the time the contribution is to be made, Progress Energy will contribute $250,000 in the name of the Director. If the participating Director has served for 10 or more years, the amount of the contribution will be $500,000. The Directors’ Educational Contribution Plan was discontinued September 16, 1998, and is not available as a benefit for any Director who joined the Board subsequent to that date. The Directors’ Educational Contribution Plan may be terminated at any time at the discretion of the Executive Committee without recourse or obligation to us. Messrs. Coker and McCoy, who retired from the Board in 2006, were participants in the Directors’ Educational Contribution Plan. In

2006, Progress Energy made a contribution of $500,000 to Coker College in Hartsville, South Carolina on Mr. Coker’s behalf, and a contribution of $500,000 to the University of North Carolina at Chapel Hill on Mr. McCoy’s behalf. Current Board members who are eligible to participate in the Directors’ Educational Contribution Plan are Messrs. Borden and Daugherty.

SERVICE ON BOARDS OF SUBSIDIARIES

All compensation paid to outside Directors is for services rendered on behalf of our Board of Directors and the boards of Progress Energy and FPC.

EQUITY COMPENSATION PLAN INFORMATION

There are no compensation plans under which equity securities of the Company are authorized for issuance. Our Parent sponsors an equity compensation plan in which certain employees of the Company participate.

REPORT OF THE AUDIT AND CORPORATE
PERFORMANCE COMMITTEE

The Audit and Corporate Performance Committee of the Company’s Board of Directors (the “Audit Committee”) has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2006, with the Company’s management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), by the SEC’s Regulation S-X, Rule 2-07, and by the New York Stock Exchange’s Corporate Governance Rules, as may be modified, amended or supplemented.

The Audit Committee has received the written disclosures from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed the independence of Deloitte & Touche LLP with that firm.

Based upon the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

Audit and Corporate Performance Committee:
Richard L. Daugherty, Chair
James E. Bostic, Jr.
W. D. Frederick, Jr.
Carlos A. Saladrigas
Theresa M. Stone
Alfred C. Tollison, Jr.
Jean Giles Wittner

Unless specifically stated otherwise in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the foregoing Report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

DISCLOSURE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The Audit Committee has actively monitored all services provided by its independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) and the relationship between audit and non-audit services provided by Deloitte. We have adopted policies and procedures for approving all audit and permissible non-audit services rendered by Deloitte, and the fees billed for those services. Those policies and procedures apply to Progress Energy and its subsidiaries, including the Company. Our Controller (the “Controller”) is responsible to the Audit Committee for enforcement of this procedure, and for reporting noncompliance. The Audit Committee specifically preapproved the use of Deloitte for audit, audit-related, tax and non-audit services, subject to the limitations of our preapproval policy. Audit and audit-related services include assurance and related activities; assurance services associated with internal control over financial reporting; review of reports for regulatory filings; releases containing financial information and financing-related materials; consultations on dispositions and discontinued operations; audits of employee benefit plans; and consultation on accounting issues. The preapproval policy provides that any audit and audit-related services with projected expenditure of over $50,000 and not previously preapproved, will require individual approval by the Audit Committee in advance of Deloitte being engaged to render such services. Once the cumulative total of those projects less than $50,000, plus projected overruns in excess of previously approved amounts, exceeds $500,000 for the year, each subsequent project, regardless of amount, must be approved individually in advance by the Audit Committee.

The preapproval policy requires management to obtain specific preapproval from the Audit Committee for the use of Deloitte for any permissible non-audit services, which, generally, are limited to tax services, including tax compliance, tax planning, and tax advice services such as return review and consultation and assistance. Other types of permissible non-audit services will not be considered for approval except in limited instances, which may include proposed services that provide significant economic or other benefits. In determining whether to approve these services, the Audit Committee will assess whether these services adversely impair the independence of Deloitte. Any permissible non-audit services provided during a fiscal year that (i) do not aggregate more than five percent of the total fees paid to Deloitte for all services rendered during that fiscal year and (ii) were not recognized as non-audit services at the time of the engagement must be brought to the attention of the Controller for prompt submission to the Audit Committee for approval. These de minimis non-audit services must be approved by the Audit Committee or its designated representative before the completion of the services.  Non-audit services that are specifically prohibited under the Sarbanes-Oxley Act Section 404, Securities and Exchange Commission (“SEC”) rules, and Public Company Accounting Oversight Board (“PCAOB”) rules are also specifically prohibited under the policy.

Prior to approval of permissible tax services by the Audit Committee, the policy requires Deloitte to (1) describe in writing to the Audit Committee (a) the scope of the service, the fee structure for the engagement and any side letter or other amendment to the engagement letter or any other agreement between the Company and Deloitte relating to the service and (b) any compensation arrangement or other agreement, such as a referral agreement, a referral fee or fee-sharing arrangement, between Deloitte and any person (other than the Company) with respect to the promoting, marketing or recommending or a transaction covered by the service; and (2) discuss with the Audit Committee the potential effects of the services on the independence of Deloitte.

The policy also requires the Controller to update the Audit Committee throughout the year as to the services provided by Deloitte and the costs of those services. The policy also requires Deloitte to annually confirm its independence in accordance with SEC and New York Stock Exchange standards. The Audit Committee will assess the adequacy of this policy as it deems necessary and revise accordingly.

Set forth in the table below is certain information relating to the aggregate fees billed by Deloitte for professional services rendered to the Company for the fiscal years ended December 31, 2006, and December 31, 2005.

	2006	2005
Audit fees	$1,520,000	$1,615,000
Audit-related fees	35,000	12,000
Tax fees	189,000	259,000
All other fees	6,000	—
Total Fees	$1,750,000	$1,886,000

Audit fees include fees billed for services rendered in connection with (i) the audits of our annual financial statements; (ii) the audit of management’s assessment of our internal control over financial reporting; (iii) the reviews of the financial statements included in our Quarterly Reports on Form 10-Q; (iv) SEC filings (v) accounting consultations arising as part of the audits; and (vi) comfort letters.

Audit-related fees include fees billed for (i) special procedures and letter reports; (ii) benefit plan audits when fees are paid by us rather than directly by the plan; and (iii) accounting consultations for prospective transactions not arising directly from the audits.

Tax fees include fees billed for tax compliance matters and tax planning and advisory services.

All other fees for 2006 include fees billed for utility accounting training.

The Audit Committee has concluded that the provision of the non-audit services listed above as “Tax fees” and “All other fees” are compatible with maintaining Deloitte’s independence.

None of the services provided were approved by the Audit Committee pursuant to the de minimis waiver provisions described above.

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Corporate Performance Committee of our Board of Directors (the “Audit Committee”) has selected Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and has directed that management submit the selection of that independent registered public accounting firm for ratification by the shareholders at the 2007 Annual Meeting of the Shareholders. Deloitte & Touche has served as the independent registered public accounting firm for our Company and its predecessors since 1930. In selecting Deloitte & Touche, the Audit Committee considered carefully Deloitte & Touche’s previous performance for us, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. A representative of Deloitte & Touche will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement and will be available to respond to appropriate questions. Shareholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm is not required by our By-Laws or otherwise. However, we are submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the shareholders ratify the selection, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interest of the Company and its shareholders.

The Audit Committee and the Board of Directors recommend a vote “FOR” the ratification of the selection of Deloitte & Touche as our independent registered public accounting firm.

Valid proxies received pursuant to this solicitation will be voted in the manner specified. Where no specification is made, the shares represented by the accompanying proxy will be voted “FOR” the ratification of the selection of Deloitte & Touche as our independent registered public accounting firm. Votes (other than votes withheld) will be cast pursuant to the accompanying proxy for the ratification of the selection of Deloitte & Touche.

The proposal to ratify the selection of Deloitte & Touche to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007, requires approval by a majority of  the votes actually cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon. Abstentions from voting and broker non-votes will not count as shares voted and will not have the effect of a “negative” vote, as described in more detail under the heading “PROXIES” on page  2.

FINANCIAL STATEMENTS

Our 2006 Annual Report, which includes financial statements as of December 31, 2006, and 2005, and for each of the three years in the period ended December 31, 2006, together with the report of Deloitte & Touche LLP, our independent registered public accounting firm, was mailed to those who were shareholders of record as of the close of business on March 2, 2007.

FUTURE SHAREHOLDER PROPOSALS

Shareholder proposals submitted for inclusion in the proxy statement for our 2008 Annual Meeting must be received no later than December 6, 2007, at our principal executive offices, addressed to the attention of:

John R. McArthur Senior Vice President, General Counsel and Secretary Progress Energy, Inc. P.O. Box 1551 Raleigh, N.C. 27602-1551

Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a shareholder to nominate a candidate for Director, under our By-Laws timely notice of the nomination must be received by the Secretary of the Company either by personal delivery or by United States registered or certified mail, postage pre-paid, not later than the close of business on the 120th calendar day before the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held after the anniversary of the preceding annual meeting commence a new time period for a shareholder’s giving of notice as described above. The shareholder filing the notice of nomination must include:

•       As to the shareholder giving the notice:

—	the name and address of record of the shareholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated;

—	the class and number of our shares that are owned by the shareholder and such beneficial owner;
—

a representation that the shareholder is a holder of record of our shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and

—

a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.

•       As to each person whom the shareholder proposes to nominate for election as a Director:

—	the name, age, business address and, if known, residence address of such person;
—	the principal occupation or employment of such person;
—	the class and number of shares of our stock that are beneficially owned by such person;
—

any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934; and

—	the written consent of such person to be named in the proxy statement as a nominee and to serve as a Director if elected.

In order for a shareholder to bring other business before a shareholder meeting, we must receive timely notice within the time limits described above. Such notice must include:

•       the information described above with respect to the shareholder proposing such business;

•       a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting; and

•       any material interest of such shareholder in such business.

These requirements are separate from the requirements a shareholder must meet to have a proposal included in our proxy statement.

Any shareholder desiring a copy of our By-Laws will be furnished one without charge upon written request to the Secretary. A copy of the By-Laws, as amended and restated on March 17, 2004, was filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, and is available at the SEC Internet Web site (www.sec.gov).

OTHER BUSINESS

The Board of Directors does not intend to bring any business before the meeting other than that stated in this Proxy Statement. The Board knows of no other matter to come before the meeting. If other matters are properly brought before the meeting, it is the intention of the Board of Directors that the persons named in the enclosed Proxy will vote on such matters pursuant to the Proxy in accordance with their best judgment.

Exhibit A

POLICY AND PROCEDURES WITH RESPECT TO
RELATED PERSON TRANSACTIONS

A.   Policy Statement

The Company’s Board of Directors (the “Board”) recognizes that Related Person Transactions (as defined below) can present heightened risks of conflicts of interest or improper valuation or the perception thereof. Accordingly, the Company’s general policy is to avoid Related Person Transactions. Nevertheless, the Company recognizes that there are situations where Related Person Transactions might be in, or might not be inconsistent with, the best interests of the Company and its stockholders. These situations could include (but are not limited to) situations where the Company might obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Persons (as defined below) on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. The Company, therefore, has adopted the procedures set forth below for the review, approval or ratification of Related Person Transactions.

This Policy has been approved by the Board. The Corporate Governance Committee (the “Committee”) will review and may recommend to the Board amendments to this Policy from time to time.

B.   Related Person Transactions

For the purposes of this Policy, a “Related Person Transaction” is a transaction, arrangement or relationship, including any indebtedness or guarantee of indebtedness, (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

For purposes of this Policy, a “Related Person” means:

1.                any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer (i.e. members of the Senior Management Committee and the Controller) of the Company or a nominee to become a director of the Company;

2.                any person who is known to be the beneficial owner of more than 5% of any class of the voting securities of the Company or its subsidiaries;

3.                any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

4.                any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

C.   Approval Procedures

1.      The Board has determined that the Committee is best suited to review and approve Related Person Transactions. Accordingly, at each calendar year’s first regularly scheduled Committee meeting, management shall recommend Related Person Transactions to be entered into by the Company for that calendar year, including the proposed aggregate value

A-1

of such transactions if applicable. After review, the Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Committee as to any material change to those proposed transactions.

2.      In the event management recommends any further Related Person Transactions subsequent to the first calendar year meeting, such transactions may be presented to the Committee for approval at the next Committee meeting. In these instances in which the Legal Department, in consultation with the President and Chief Operating Officer, determines that it is not practicable or desirable for the Company to wait until the next Committee meeting, any further Related Person Transactions shall be submitted to the Chair of the Committee (who will possess delegated authority to act between Committee meetings). The Chair of the Committee shall report to the Committee at the next Committee meeting any approval under this Policy pursuant to his/her delegated authority.

3.      No member of the Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Committee (or the Chair) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee (or the Chair) determines in good faith. The Committee or Chair, as applicable, shall convey the decision to the President and Chief Operating Officer, who shall convey the decision to the appropriate persons within the Company.

D.   Ratification Procedures

In the event the Company’s Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer or General Counsel becomes aware of a Related Person Transaction that has not been previously approved or previously ratified under this Policy, said officer shall immediately notify the Committee or Chair of the Committee, and the Committee or Chair shall consider all of the relevant facts and circumstances regarding the Related Person Transaction. Based on the conclusions reached, the Committee or the Chair shall evaluate all options, including but not limited to ratification, amendment, termination or recession of the Related Person Transaction, and determine how to proceed.

E.   Review of Ongoing Transactions

At the Committee’s first meeting of each calendar year, the Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $100,000. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Committee shall determine if it is in the best interests of the Company and its stockholders to continue, modify or terminate the Related Person Transaction.

F.   Disclosure

All Related Person Transactions are to be disclosed in the Company’s filings with the Securities and Exchange Commission as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. Furthermore, all Related Person Transactions shall be disclosed to the Corporate Governance Committee of the Board and any material Related Person Transaction shall be disclosed to the full Board of Directors.

The material features of this Policy shall be disclosed in the Company’s annual report on Form 10-K or in the Company’s proxy statement, as required by applicable laws, rules and regulations.

A-2

Exhibit B

Progress Energy, Inc. Corporate Governance Guidelines—Board Independence Section

B.               Board Independence

In order for a director to be deemed “independent,” the Board of Directors of the Company must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In making this determination, the Board of Directors shall apply the following standards:

1.                A director who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years, an executive officer, of the Company, is not independent. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following such employment.

2.                A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pensions or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) is not independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer will not be considered in determining independence under this standard. Compensation received by a director’s immediate family member for service as an employee of the Company (other than as an executive officer) will not be considered in determining independence under this standard.

3.                A director who is or has been within the last three years affiliated with or employed by (or whose immediate family member is or has been within the last three years affiliated with or employed by) a present or former internal or external auditor of the Company is not independent.

4.                A director who is, or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serve or served on that company’s compensation committee is not independent.

5.                A director who is an executive officer or an employee (or whose immediate family member is an executive officer) of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent.

6.                A director who has or whose immediate family member has received any compensation from the Company directly or indirectly as an advisor or consultant is not independent until at least three years after he or she ceases to receive such compensation.

7.                A director who is or whose immediate family member is an officer, director, or trustee of a foundation, university, or other tax-exempt organization that received from the Company, in any single year within the preceding three years, contributions in an amount which exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues is not independent.

8.                Neither a director nor his/her immediate family member shall receive any personal loans from the Company.

9.                A director who had or whose immediate family member had, during the Company’s last fiscal year, a relationship that must be disclosed under Item 404(a) of Regulation S-K is not independent.

10.         Relationships not specifically mentioned above, or transactions that may have taken place prior to the adoption of these independence standards, may, in the Board’s judgment, be deemed not to be material and the director will be deemed independent, if after taking into account all relevant facts and circumstances, the Board determines that the existence of such relationship or transaction would not impair the director’s exercise of independent judgment.

11.         Any transaction that Item 404(a) of Regulation S-K exempts from disclosure (or subjects to only limited disclosure) shall be deemed categorically immaterial for purposes of these Guidelines. These transactions include, but are not limited to, the following:

•        executive compensation arrangements otherwise reported under Item 402 of Reg. S-K (other than in the case of an immediate family member);

•        indebtedness incurred in connection with the purchase of goods and services on usual trade terms; ordinary business travel and expense payments; and other transactions in the ordinary course of business;

•        loans from banks, savings and loans and broker-dealers made in the ordinary course of business on prevailing market terms and not involving more than the normal risk of collectibility;

•        transactions in which the related person’s interest arises solely because of his/her position as a director of and/or ownership of less than a 10% equity in another entity that is a party to the transaction;

•        transactions in which the related person’s interest arises only from his/her position as a limited partner in a partnership in which the person and all other related persons have an interest of less than 10%;

•        transactions where the rates or charges involved are determined by competitive bids;

•        transactions that involve the rendering of services as a public utility at rates or charges fixed in conformity with law or a governmental authority; and

•        transactions in which the related person’s interest arises solely from the ownership of a class of equity securities of the Company and all holders of such class of Company equity securities received the same benefit on a pro rata basis.

For purposes of these Guidelines, the following definitions shall apply:

a.                  “affiliate” means any subsidiary of the Company and any other Company or entity that controls, is controlled by or is under common control of the Company.

b.                 “immediate family” means a director’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) who shares the director’s home or who is financially dependent on the director.

The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director’s business and other relationships with the Company and its affiliates and with senior management and their affiliates to enable the Board to evaluate the Director’s independence.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent” and to comply with the Company’s Policy and Procedures with Respect to Related Person Transactions, which is attached hereto as Exhibit A. This obligation includes all business relationships between, on the one hand Directors or members of their immediate family, and, on the other hand, the Company and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirement set forth in the following provision.

The Board believes that having the Chief Executive Officer as a member of the Board is appropriate and can increase the Board’s effectiveness and comprehension of the Company’s business. Whether employees other than the Chief Executive Officer should serve on the Board is a matter determined based on the circumstances and what is deemed by the Board to be in the Company’s best interest.

The identity of the independent directors will be disclosed in the Company’s annual proxy statement.

002CS-13430

CAROLINA POWER & LIGHT COMPANY
d/b/a PROGRESS ENERGY CAROLINAS, INC.

Electronic Voting Instructions
You can vote by telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:01 a.m., EDT, on May 9, 2007.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone
telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors	For Withhold		For Withhold		For Withhold

01 - R. Jones	☐ ☐	02 - H. DeLoach	☐ ☐	03 - R. McGehee	☐ ☐
Class II		Class III		Class III

04 - E. McKee	☐ ☐	05 - A. Tollison	☐ ☐
Class III		Class III

For Against Abstain
2. Ratification of the selection of Deloitte & Touche LLP		☐ ☐ ☐	3. In their discretion the proxies are authorized to vote upon
as Carolina Power & Light’s independent registered			such other business that is properly brought before the
public accounting firm for 2007.			meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print your new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

Carolina Power & Light Company
d/b/a Progress Energy Carolinas, Inc.

Dear Shareholder,

Please take note of the important information enclosed with the Proxy Card. That information relates to the management and operation of your Company and requires your immediate attention and approval. Details are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this Proxy Card to indicate how you would like your shares to be voted, then sign the card and return it in the enclosed postage paid envelope. If you prefer, you may vote by telephone by following the instructions in the proxy materials.

Your vote must be submitted prior to the Annual Meeting of Shareholders to be held May 9, 2007, unless you plan to vote in person at the Meeting.

Thank you in advance for your prompt consideration of these matters.

IF YOU HAVE NOT VOTED VIA TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Progress Energy Carolinas, Inc.

Carolina Power & Light Company

d/b/a Progress Energy Carolinas, Inc.

410 S. Wilmington Street

Raleigh, North Carolina 27601

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned hereby appoints Robert B. McGehee and William D. Johnson, and each of them as Proxies, with full power of substitution, to vote the shares of stock of Carolina Power and Light Company (d/b/a Progress Energy Carolinas, Inc.) registered in the name of the undersigned, or which the undersigned has the power to vote, at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 9, 2007, at 10:00 a.m., and at any adjournment thereof, for the election of directors and the ratification of the selection of the independent registered public accounting firm for the Company for 2007 and upon other matters properly brought before the meeting. The undersigned acknowledges receipt of the notice of said Annual Meeting and the proxy statement.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR 2007, ALL AS SET FORTH IN THE PROXY STATEMENT. THE NOMINEES FOR DIRECTOR ARE:  CLASS II - R. JONES; AND CLASS III - H. DELOACH, R. MCGEHEE, E. MCKEE AND A. TOLLISON. IF ANY DIRECTOR BECOMES UNAVAILABLE, THE PROXIES WILL VOTE FOR A SUBSTITUTE DESIGNATED BY THE BOARD.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.